SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                             INFORMATION REQUIRED IN
                                 PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the registrant  [X]

Filed by a party other than the  registrant  [ ]

Check the  appropriate  box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy  Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          FIRST MANISTIQUE CORPORATION
                (Name of registrant as specified in its charter)


    (Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
         (1)     Title of each class of securities to which transaction applies:
         (2)     Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)     Proposed maximum aggregate value of transaction:
         (5)     Total fee Paid:
[ ] Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:
         (2)      Form, schedule, or registration statement no.:
         (3)      Filing party:
         (4)      Date filed:

                               FNBH BANCORP, INC.

                              101 East Grand River
                          Howell, Michigan 48844-0800

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held April 19, 2000


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of FNBH Bancorp, Inc. (the "Corporation"), a Michigan corporation, will be held on April 19, 2000, at 7 p.m. at the Challis Road Branch of First National Bank in Howell, 8080 Challis Road, Brighton, Michigan, for the following purposes:


          1. To elect three (3) directors, each to hold office for three year terms.

          2. To transact such other business as may properly come before the meeting or any adjournment thereof.


     The Board of Directors has fixed March 1, 2000, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof.


                                       By order of the Board of Directors

                                       /s/ Barbara J. Nelson
                                       BARBARA J. NELSON, Secretary



     Your vote is important. Even if you plan to attend the meeting, please date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon, and return it promptly in the enclosed envelope. Note that if the stock is held in more than one name, that all parties must sign the proxy form.


Dated: March 17, 2000

                               FNBH BANCORP, INC.
                               101 E. Grand River
                           Howell, Michigan 48844-0800

                                 PROXY STATEMENT

     This Proxy Statement and the enclosed proxy are furnished in connection with the solicitation of proxies by the Board of Directors of FNBH Bancorp, Inc. (the "Corporation"), a Michigan corporation, to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Wednesday, April 19, 2000, at 7 p.m., at the Challis Road Branch of First National Bank in Howell (the "Bank"), 8080 Challis Road, Brighton, Michigan, or at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement.

                              VOTING AT THE MEETING

     This Proxy Statement has been mailed on or about March 17, 2000, to all holders of record of common stock of the Corporation as of the record date. The Board of Directors of the Corporation has fixed the close of business on March 1, 2000, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournment thereof. The Corporation has only one class of common stock, of which there are presently 1,565,203 shares outstanding. Each outstanding share will entitle the holder thereof to one vote on each separate matter presented for vote at the meeting. Votes cast at the meeting and submitted by proxy are counted by the inspectors of the meeting who are appointed by the Corporation.

     If a Proxy in the enclosed form is properly executed and returned to the Corporation, the shares as represented by the Proxy will be voted at the Annual Meeting and any adjournment thereof. If a shareholder specifies a choice, the Proxy will be voted as specified. If no choice is specified, the shares represented by the Proxy will be voted for the election of all of the nominees named in the Proxy Statement and in accordance with the judgment of the persons named as proxies with respect to any other matter which may come before the meeting. A proxy may be revoked before exercise by notifying the Chairman of the Board in writing or in open meeting, by submitting a proxy of a later date or attending the meeting and voting in person. All shareholders are encouraged to date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon, and return it to the Corporation.

                              ELECTION OF DIRECTORS

     The Articles of Incorporation of the Corporation provide for the division of the Board of Directors into three (3) classes of nearly equal size with staggered three year terms of office. Three persons have been nominated for election to the Board, each to serve three (3) year terms expiring at the 2003 Annual Meeting of Shareholders. The Board has nominated Donald K. Burkel, Harry
E. Griffith, and Gary R. Boss to serve as directors for three year terms. All the nominees are incumbent directors previously elected by the Corporation's shareholders.

     Unless otherwise directed by a shareholder's proxy, the persons named as proxy holders in the Corporation's proxy will vote for the nominees named above. In the event any of such nominees shall become unavailable, which is not anticipated, the Board of Directors in its discretion may designate substitute nominees, in which event the enclosed proxy will be voted for such substitute nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named.

     A plurality of the votes cast at the meeting is required to elect the nominees as directors of the Corporation. As such, the three individuals who receive the largest number of votes cast at the meeting will be elected as directors. Shares not voted at the meeting, whether by abstention, broker nonvote, or otherwise, will not be treated as votes cast at the meeting.

     The Board of Directors recommends a vote FOR the election of all the persons nominated by the Board.


                INFORMATION ABOUT DIRECTORS AND DIRECTOR NOMINEES

     The following information relating to the principal occupation or employment has been furnished to the Corporation by the respective directors and director nominees. Each of those persons have been engaged in the occupations stated below for more than five years.

                                                                                                   Director of
           Name                             Principal Occupation                     Age       Corporation Since*
-------------------------------------------------------------------------------------------------------------------
               Nominees for Election as Directors for Terms Expiring in 2003
-------------------------------------------------------------------------------------------------------------------
Donald K. Burkel             Co-owner of Oasis Truck Plaza, a full facility          64               1991
                             truck plaza, and Fowlerville Farms, Inc., a
                             restaurant, gasoline and gift shop operation
-------------------------------------------------------------------------------------------------------------------
Harry E. Griffith            Realtor, President of Crandall Realty, Inc., a real     69               1973
                             estate brokerage and appraisal corporation
-------------------------------------------------------------------------------------------------------------------
Gary R. Boss                 Board Chairman of Boss Engineering Co., an              57               1995
                             engineering and survey corporation
-------------------------------------------------------------------------------------------------------------------

                       Directors Whose Terms Expire in 2002

------------------------------------------------------------------------------------------------------------------
R. Michael Yost              Director, Group Operations and Administration,          51               1997
                             AAA, Michigan/Wisconsin.
-------------------------------------------------------------------------------------------------------------------
Dona Scott Laskey            Attorney with Sullivan, Ward, Bone, Tyler &             56               1973
                             Asher, P.C.
-------------------------------------------------------------------------------------------------------------------
Charles N. Holkins           Owner of C. N. Holkins & Son, a hardware and            60               1984
                             lumber sales company
-------------------------------------------------------------------------------------------------------------------
James R. McAuliffe           President of Citizens Insurance Co.                     55               1998
-------------------------------------------------------------------------------------------------------------------

                      Directors Whose Terms Expire in 2001

----------------------------------------------------------------------------------------------------------------------
W. Rickard Scofield          President of May & Scofield, Inc., a manufacturer       47               1992
                             of automotive subassemblies, and Vice President
                             prior to that time
-------------------------------------------------------------------------------------------------------------------
Randolph E. Rudisill         President of Thermofil, Inc., a leading                 55               1997
                             manufacturer of reinforced thermoplastics
-------------------------------------------------------------------------------------------------------------------
Barbara D. Martin            President and CEO of Corporation and Bank               53               1984
===================================================================================================================

     The Corporation was formed and organized in 1988; dates preceding 1988 reference status as a director of the Bank. All persons who are directors of the Corporation are also directors of the Bank.

     The Audit Committee, comprised of Dona Laskey, Gary Boss, Randolph Rudisill, and W. Rickard Scofield, met on two occasions during 1999. Its primary duties and responsibilities include annually recommending to the Board of Directors an independent public accounting firm to be appointed auditors of the Corporation and the Bank, reviewing the scope and fees for the audit, reviewing all the reports received from the independent public accountants, and coordinating matters with the internal auditing department.


     The Nominating Committee of the Board, comprised of Messrs. Burkel, Rudisill, Yost, Scofield, and Ms. Martin, did not meet in 1999. This Committee is responsible for reviewing and making recommendations as to the composition of the Board of Directors, to recommend nominees for election to the Board and recommends individuals to fill vacancies which may occur between annual meetings. The Committee is authorized to consider Board nominations for qualified persons recommended by shareholders that are in compliance with the procedures set forth in the Corporation's Restated Articles of Incorporation. Any nomination must be submitted in writing, on or before the 60th day preceding the anniversary date of the previous annual meeting. The nomination must include a description of the proposed nominee, his or her consent to serve as a director and other biographical data on the nominee.

     The Board also has a Compensation Committee comprised of Messrs. Rudisill, Scofield, Griffith, McAuliffe, and Holkins. This Committee met three times in 1999. This Committee approves the compensation and benefits of senior management of the Bank and Corporation. The Board also has other committees, such as the Finance Committee and the Executive Committee.

     The Board of Directors of the Corporation held a total of five meetings during 1999. No director attended less than 75% of the aggregate number of meetings of the Board of Directors and the committees on which he or she served. There are no family relationships between or among the directors, nominees or executive officers of the Corporation.

                            REMUNERATION OF DIRECTORS

     Directors are paid $250 for each Board meeting held and $250 for each Board committee meeting attended; however, no fees are paid to employees of the Bank who serve on the Board. Members of the Board of Directors of the Bank are paid at the rate of $700 per Board meeting held, and $250 for each Board committee meeting attended.

                       COMPENSATION OF EXECUTIVE OFFICERS

                   Committee Report on Executive Compensation

     The Corporation has no paid employees. The Corporation's sole subsidiary, First National Bank in Howell, employs all officers and staff. Decisions on the compensation of the Bank's executive officers are made by the Board of Directors after receiving recommendations from the Board's Compensation Committee. The Corporation's policies of compensation are designed to reward employees for the achievement of annual and long-term corporate goals, as well as individual accomplishments. The various means of compensation, which apply to other employees as well as executive officers, are intended to encourage management to increase the value of the Corporation as an asset to its shareholders, to reward and challenge individuals, to achieve and reward superior operating results, and to attract and retain superior personnel.

     The Corporation's compensation program is comprised of several elements: salary, incentive bonus, and a defined contribution plan.

     The salaries of the Bank's Chief Executive Officer and other Bank executives are established based on a performance appraisal system. Each executive's performance, other than that of the Chief Executive Officer, is evaluated by his or her superior. Wage bands for particular positions are established based on information obtained from other similar sized banks and the Michigan Banker's Association annual surveys for use by the Board's Compensation Committee and the Board of Directors in comparin salaries paid by the Bank with salaries paid for comparable positions by other banks which are similar in size to First National Bank in Howell. The Board of Directors and the Compensation
Committee consider other relevant factors such as individual job performance, experience, expertise, and tenure. The Board intends to maintain the base salaries of executive officers and senior managers at rates that are competitive with other banks who are similar in size to the Bank in order to retain superior personnel and to be able to hire personnel of a high caliber to continue to achieve and exceed the Bank's operating and financial objectives.

     An incentive bonus is paid after year end to all employees employed by the Bank the entire year, if the Bank's earnings are at least at the 50th percentile of the Bank's peer group. Employees receive 75% of the incentive based on performance relative to peers through the first nine month period ending
September 30 of each year, with the balance, if any, paid based on the performance for the full year. There are three different levels at which the bonus is paid: one for staff, one for superviso and non-officer exempt employees, and another for officers. The exact formula for the bonus plan is determined each year by the Board of Directors.

     The 401(k) plan covers all employees 21 years of age or older who have completed one year of service as defined in the plan agreement. Contributions are equal to 5% of total employee earnings plus 50% of employee contributions (limited to 10% of their earnings), or the maximum amount permitted by the Internal Revenue Code.

Chief Executive Officer Compensation

     The Compensation Committee reviews Ms. Martin's performance and base salary as president and chief executive officer annually and recommends adjustments in her salary to the Board of Directors based on her performance. In making recommendations to the Board of Directors as to her salary, the Compensation Committee considers the prevailing salaries for presidents and chief executive officers of similar sized banks. As a result of that survey, the Committee established a salary range for Ms. Martin of $122,200 to $183,200 for 1999. The decision regarding Ms. Martin's 1999 salary was based on the prevailing salary range, on the Corporation's financial performance for the year and the Corporation's strong earnings and corporate growth. The Committee further considered Ms. Martin's leadership in the Corporation and her effectiveness in implementing the directions and policies of the Board of Directors.

                          SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation paid by the Bank during the last three years to its Chief Executive Officer and its other executive officers whose annual compensation exceeded $100,000 (the "Named Executives"). There are no employees of the Corporation; all personnel are employed by the Bank.


                                                                                                  Long-Term
                                                                                                 Compensation
                                                     Annual Compensation(1)                   Restricted Stock       All Other
    Name and Principal Position         Year          Salary        Bonus        Other(3)          Awards(4)       Compensation(5)
    ---------------------------         ----          ------        -----        -----             ------          ------------
Barbara  D. Martin, President
   and Chief Executive Officer          1999          $165,000     $27,844(2)     $5,500           $31,520        $12,356
                                        1998           157,500      47,250         8,734            29,995         11,916
                                        1997           150,000      45,000             0                 0         12,684

Barbara  Nelson, Senior Vice
   President and Chief Financial
   Officer                              1999           $94,000     $15,863(2)     $1,019           $13,200          $9,651
                                        1998            87,917      26,375           641             9,975           9,321
                                        1997            83,000      24,900             0                 0           9,440

James Wibby, Senior Vice President,
   Loans                                1999          $105,000     $17,719(2)     $1,600           $13,520         $10,237
                                        1998            90,000      27,000             0             7,700           6,433
                                        1997            53,231      15,969             0                 0             587

John D. Logan, Senior Vice President,
   Trust                                1999           $90,000     $15,188(2)       $838           $12,920          $9,408
                                        1998            86,000      25,800             0             8,785           6,971
                                        1997            63,537      18,866             0                 0             695

(1) Includes amounts deferred pursuant to Section 401(k) of the Internal Revenue Code.
(2) For bonus payments in 1999, the amounts reflect only 75% of the bonus that may be earned for that year, based on the Corporation's performance through September 30 of that year. The balance of any bonus, which is not calculable at this time, will be reported in subsequent proxy statements and/or reports for the year in which it is earned.

(3) Represents amounts contributed by the Bank as retirement benefits, for the Named Executives, in excess of the amounts permitted under the Bank's 401(k) Plan.
(4) Amounts represent the aggregate value of restricted shares of Common Stock (based upon the value of the stock on the date of grant) issued to the Named Executives for the designated year under the Corporation's Long-Term Incentive Plan. The 1999 award of restricted shares was based on a per share value of $40.00, as of July 1, 1999. The shares are subject to restrictions on transfer and risks of forfeiture which lapse over a period of 5 years at the annual rate of 20% of the granted shares, subject to earlier termination of those restrictions and risks upon death, disability or a change in control of the Corporation. The Named Executives have no right to the unvested percentage of the restricted shares, except voting rights and the right to all dividends and all other distributions paid to holders of the common stock. As of December 31, 1999, the Named Executives held shares of restricted stock in the following aggregated amounts and values (based on the per share value of the Corporation's common stock on December 31, 1999, which equaled $42.00): Ms. Martin -1,645 shares ($69,090); Ms. Nelson - 615 shares ($25,830); Mr. Wibby - 558 shares
     ($23,436) and Mr. Logan - 574 shares ($24,108).
(5) The amounts disclosed in this column include (a) amounts contributed by the Bank to the Bank's 401(k) Plan, pursuant to which substantially all salaried employees of the Bank participate; (b) the dollar value of premiums paid by the Bank for term life insurance; and (c) disability insurance on behalf of the Named Executives as follows:

                                          1999           1998         1997
                                          ----           ----         ----
Barbara D. Martin            (a)          $11,000       $10,624      $11,392
                             (b)              369           306          306
                             (c)              987           986          986

Barbara Nelson               (a)           $8,381        $8,151       $8,300
                             (b)              369           306          306
                             (c)              901           864          834

James Wibby                  (a)           $8,900        $5,250           $0
                             (b)              369           306          179
                             (c)              968           877          408

John D. Logan                (a)           $8,162        $5,813           $0
                             (b)              369           306          204
                             (c)              877           852          491

                      CERTAIN TRANSACTIONS WITH MANAGEMENT

     Certain directors and officers of the Corporation have had and are expected to have in the future, transactions with the Bank, or have been directors or officers of corporations, or members of partnerships, which have had and are expected to have in the future, transactions with the Bank. All such transactions with officers and directors, either directly or indirectly, have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and these transactions do not involve more than the normal risk of collectibility or present other unfavorable features. All such future transactions, including transactions with principal shareholders and other Corporation affiliates, will be made in the ordinary course of business, on terms no less favorable to the Corporation than with other customers, and for loans in excess of $400,000, will be subject to approval by a majority of the Corporation's independent, outside disinterested directors.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant  to  Section  16 of  the  Securities  Exchange  Act of  1934,  the
Corporation's directors and executive officers, as well as any person holding more than 10% of its common stock, are required to report initial statements of ownership of the Corporation's securities and changes in such ownership to the Securities and Exchange Commission. To the Corporation's knowledge, all the required reports were filed by such persons during 1999.

                            OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information as of March 1, 2000, as to the Common Stock of the Corporation owned beneficially by each director, each Named Executive in the Summary Compensation Table above, and by all directors and executive officers of the Corporation as a group. No shareholders are known to the Corporation to have been the beneficial owner of more than five percent (5%) of the Corporation's outstanding common stock as of March 1, 2000.

                                                       Number of Shares(1)                Percent of Class
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
Gary R. Boss                                               1,500                               *
---------------------------------------------------------------------------------------------------------------
Donald K. Burkel                                           5,100                               *
---------------------------------------------------------------------------------------------------------------
Harry E. Griffith                                          3,164(2)                            *
---------------------------------------------------------------------------------------------------------------
Charles N. Holkins                                        16,800(3)                          1.08%
---------------------------------------------------------------------------------------------------------------
Dona Scott Laskey                                         24,000                             1.54%
---------------------------------------------------------------------------------------------------------------
John D. Logan                                              4,040                               *
---------------------------------------------------------------------------------------------------------------
Barbara D. Martin                                         15,317(4)                            *
---------------------------------------------------------------------------------------------------------------
James R. McAuliffe                                           109                               *
---------------------------------------------------------------------------------------------------------------
Barbara J. Nelson                                            866                               *
---------------------------------------------------------------------------------------------------------------
Randolph E. Rudisill                                         282                               *
---------------------------------------------------------------------------------------------------------------
W. Rickard Scofield                                        1,730                               *
---------------------------------------------------------------------------------------------------------------
James Wibby                                                1,158                               *
---------------------------------------------------------------------------------------------------------------
R. Michael Yost                                            1,213                               *
---------------------------------------------------------------------------------------------------------------
All Executive Officers and Directors as
 a Group (16 persons)                                     75,915                             4.85%
===============================================================================================================

*Represents less than one percent

(1) This information is based upon the Corporation's records as of March 1, 2000, and information supplied by the persons listed above. The number of shares stated in this column include shares owned of record by the shareholder and shares which, under federal securities regulations, are deemed to be beneficially owned by the shareholder. Unless otherwise indicated below, the persons named in the table have sole voting and sole investment power or share voting and investment power with their respective spouses, with respect to all shares beneficially owned.
(2)  Shares owned by Mr. Griffith or his wife as trustees.
(3)  Represents 16,800 shares held by Mr. Holkins or his wife as trustees.
(4)  Includes 8,119 shares held for the benefit of Ms. Martin's minor children.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Corporation's common stock with that of the cumulative total return on the NASDAQ Bank Stocks Index and the NASDAQ Stock Market Index for the five year period ended December 31, 1999. The following information is based on an investment of $100, on January 1, 1995, in the Corporation's common stock, the NASDAQ Bank Stocks Index and the NASDAQ Stock Market Index, with dividends reinvested. There has been only limited trading in the Corporation's Common Stock, there are no market makers for such shares, and the Corporation's stock does not trade on any stock exchange or the NASDAQ market. Accordingly, the returns reflected in the following graph and table are based on sale prices of the Corporation's stock of which management is aware. There may have been sales at higher or lower prices of which management is not aware.












                                                                                 December 31
--------------------------------------------------------------------------------------------------------------------------
                                                     1994         1995        1996         1997        1998         1999
--------------------------------------------------------------------------------------------------------------------------

FNBH Bancorp, Inc.                                    100        112.91      118.25       183.21      220.16       271.10
--------------------------------------------------------------------------------------------------------------------------
NASDAQ Bank Stocks Index                              100        149.00      196.73       329.39      327.11       314.42
--------------------------------------------------------------------------------------------------------------------------
NASDAQ Stock Market Index                             100        141.33      173.89       213.07      300.25       542.43
--------------------------------------------------------------------------------------------------------------------------

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The financial statements of the Corporation as of and for the year ended December 31, 1999, have been audited by KPMG LLP, independent public accountants. A representative of KPMG LLP, will be at the Annual Meeting of Shareholders and will have an opportunity to make a statement and will be available to answer appropriate questions.

                              SHAREHOLDER PROPOSALS

     Any shareholder proposal to be considered by the Corporation for inclusion in the 2001 Annual Meeting of Shareholders proxy materials must be received by the Corporation no later than November 15, 2000.

                                 OTHER BUSINESS

     The Board of Directors is not aware of any matter to be presented for action at the meeting, other than the matters set forth herein. If any other business should come before the meeting, the Proxy will be voted in respect thereof in accordance with the best judgment of the persons authorized therein, and discretionary authority to do so is included in the proxy. The cost of soliciting proxies will be borne by the Corporation. In addition to solicitation by mail, officers and other employees o the Corporation and its subsidiaries may solicit proxies by telephone or in person, without compensation other than their regular compensation.

     The Summary Annual Report of the Corporation for 1999 is included with this Proxy Statement. Copies of the report will also be available for all shareholders attending the Annual Meeting. In addition, certain financial and related information is included in the Appendix to this Proxy Statement.

     Shareholders are urged to sign and return the enclosed proxy in the enclosed envelope. A prompt response will be helpful and appreciated.


BY ORDER OF THE BOARD OF DIRECTORS



Barbara Nelson
Secretary
March 17, 2000

                                   APPENDIX I


     FNBH Bancorp, Inc. is a one bank holding company, which owns all of the outstanding capital stock of First National Bank in Howell (the "Bank"). The Corporation was formed in 1988 for the purpose of acquiring all of the stock of the Bank in a shareholder approved reorganization, which became effective May 1989. The Bank was originally organized in 1934 as a national banking association. The Bank serves primarily four communities, Howell, Brighton, Hartland, and Fowlerville, all of which are located in Livingston County, Michigan.

                              FINANCIAL INFORMATION
                      FNBH BANCORP, INC., AND SUBSIDIARIES


                                                                            Page
                                                                            ----
Independent Auditor's Report                                                  11

Consolidated Balance Sheets                                                   12

Consolidated Statements of Income                                             14

Consolidated Statements of Stockholders' Equity and Comprehensive Income      16

Consolidated Statements of Cash Flows                                         17

Notes to Consolidated Financial Statements                                    19

Management's Discussion and Analysis                                          39

Stock and Earnings Highlights                                                 49

Summary Financial Data                                                        50

                          Independent Auditors' Report



The Board of Directors and Stockholders
FNBH Bancorp, Inc.:


We have audited the consolidated balance sheets of FNBH Bancorp, Inc. and subsidiaries ("Corporation") as of December 31, 1999 and 1998, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 1999. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FNBH Bancorp, Inc. and subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1999, in conformity with generally accepted accounting principles.



/s/ KPMG LLP
KPMG LLP


January 20, 2000

                       FNBH BANCORP, INC. AND SUBSIDIARIES

                           Consolidated Balance Sheets

                           December 31, 1999 and 1998

                                     Assets                                             1999                  1998
                                                                                 -----------------    -------------------

Cash and cash equivalents:
 Cash and due from banks                                                       $        12,113,652             12,304,296
 Short-term investments                                                                 12,300,630             18,934,366
                                                                                 -----------------    -------------------

          Total cash and cash equivalents                                               24,414,282             31,238,662
                                                                                 -----------------    -------------------
Investment securities held to maturity, net (fair value
  of $17,650,000 in 1999 and $19,066,000 in 1998)                                       17,709,401             18,278,233
Investment securities available for sale, at fair value                                 32,554,004             19,765,936
Mortgage-backed securities held to maturity, net (fair
  value of $330,000 in 1999 and $602,000 in 1998)                                          334,451                601,940
                                                                                 -----------------    -------------------
          Total investment and mortgage-backed
            securities                                                                  50,597,856             38,646,109
                                                                                 -----------------    -------------------
Loans:
  Commercial                                                                           163,469,045            137,634,020
  Consumer                                                                              24,826,156             23,064,800
  Real estate mortgage                                                                  22,360,282             24,946,777
                                                                                 -----------------    -------------------

          Total loans                                                                  210,655,483            185,645,597

  Less unearned income                                                                    (703,849)              (627,169)
  Less allowance for loan losses                                                        (4,483,283)            (3,958,008)
                                                                                 -----------------    -------------------

          Net loans                                                                    205,468,351            181,060,420

Bank premises and equipment, net                                                         9,009,661              7,289,461
Land held for sale, net                                                                  2,835,290              3,128,914
Accrued interest income and other assets                                                 4,093,780              3,530,318
                                                                                 -----------------    -------------------

          Total assets                                                         $       296,419,220            264,893,884
                                                                                 =================    ===================


See accompanying notes to consolidated financial statements.

                       FNBH BANCORP, INC. AND SUBSIDIARIES

                           Consolidated Balance Sheets

                           December 31, 1999 and 1998


                    Liabilities and Stockholders' Equity                               1999                   1998
                                                                               ------------------     -------------------

Deposits:
  Demand (non-interest bearing)                                                   $    47,980,695             47,401,813
  NOW                                                                                  34,645,921             29,087,082
  Savings and money market accounts                                                    89,862,739             75,129,137
  Time                                                                                 96,701,098             87,938,732
                                                                               ------------------     ------------------

           Total deposits                                                             269,190,453            239,556,764

Accrued interest, taxes, and other liabilities                                          1,917,121              1,840,587
                                                                               ------------------     ------------------

           Total liabilities                                                          271,107,574            241,397,351

Commitments and contingencies

Stockholders' equity:
  Common stock, $0 par value. Authorized 4,200,000
    shares; 1,565,203 shares issued and outstanding
    at December 31, 1999 and 1,562,765 shares issued
    and outstanding at December 31, 1998                                                4,919,280              4,821,775
  Retained earnings                                                                    20,723,357             18,728,787
  Unearned management retention plan                                                     (139,597)               (66,220)
  Accumulated other comprehensive income (loss)                                          (191,394)                12,191
                                                                               ------------------     ------------------

           Total stockholders' equity                                                  25,311,646             23,496,533
                                                                               ------------------     ------------------



           Total liabilities and stockholders' equity                          $      296,419,220            264,893,884
                                                                               ==================     ==================

                       FNBH BANCORP, INC. AND SUBSIDIARIES

                        Consolidated Statements of Income

                  Years ended December 31, 1999, 1998, and 1997

                                                                          1999              1998               1997
                                                                    ----------------   ---------------   ----------------
Interest and dividend income:
  Interest and fees on loans                                       $    18,725,205        17,293,769         14,521,085
  Interest and dividends on investment and
    mortgage-backed securities:
      U.S. Treasury securities                                             999,431         1,230,696          1,774,730
      Obligations of other U.S. Government agencies                        461,654           111,575            128,630
      Obligations of state and political subdivisions                      838,532           780,637            700,488
      Other securities                                                      64,975            44,600              2,655
  Interest on short-term investments                                       507,499           449,102            148,799
                                                                    --------------     -------------     --------------

            Total interest and dividend income                          21,597,296        19,910,379         17,276,387
                                                                    --------------     -------------     --------------

Interest expense:
  Interest on deposits                                                   7,961,603         7,389,692          6,270,079
  Interest on other borrowings                                               5,283            10,712             35,236
                                                                    --------------     -------------     --------------

            Total interest expense                                       7,966,886         7,400,404          6,305,315
                                                                    --------------    --------------    ---------------

            Net interest income                                         13,630,410        12,509,975         10,971,072

Provisions for loan losses                                                 840,000           640,000            486,375
                                                                    --------------     -------------     --------------
            Net interest income after provision for
              loan losses                                               12,790,410        11,869,975         10,484,697

Non-interest income:
  Service charges                                                        1,762,678         1,537,841          1,560,775
  Trust income                                                             143,707            80,438              4,481
  Gain on sale of securities                                                    --                --              1,306
  Gain on sale of loans                                                     43,262           274,361            165,843
  Other                                                                     65,456            61,201            118,854
                                                                    --------------     -------------     --------------

            Total non-interest income                                    2,015,103         1,953,841          1,851,259
                                                                    --------------     -------------     --------------

                       FNBH BANCORP, INC. AND SUBSIDIARIES

                        Consolidated Statements of Income

                  Years ended December 31, 1999, 1998, and 1997

                                                                         1999               1998               1997
                                                                   ----------------   ----------------   ----------------
Non-interest expenses:
    Salaries and employee benefits                                 $     4,832,475          4,314,012          3,790,828
    Net occupancy expense                                                  689,777            600,472            536,152
    Equipment expense                                                      741,580            724,265            479,972
    Professional and service fees                                          460,742            273,824            321,115
    Printing and supplies                                                  335,574            248,406            244,273
    Michigan Single Business Tax                                           164,600            201,900            195,100
    Provision for real estate losses                                       300,000            205,000                 --
    Other                                                                2,018,447          1,669,710          1,414,749
                                                                   ---------------    ---------------    ---------------

           Total non-interest expenses                                   9,543,195          8,237,589          6,982,189
                                                                   ---------------    ---------------    ---------------

           Income before Federal income taxes                            5,262,318          5,586,227          5,353,767

Federal income taxes                                                     1,547,000          1,679,500          1,620,500
                                                                   ---------------    ---------------    ---------------

           Net income                                            $       3,715,318          3,906,727          3,733,267
                                                                   ===============    ===============    ===============

Basic and diluted net income per share                           $            2.38               2.49               2.37
                                                                   ===============    ===============    ===============

Cash dividends per share                                         $            1.10               1.05               1.00
                                                                   ===============    ===============    ===============

See accompanying notes to consolidated financial statements.

                       FNBH BANCORP, INC. AND SUBSIDIARIES

    Consolidated Statements of Stockholders' Equity and Comprehensive Income
                  Years ended December 31, 1999, 1998, and 1997

                                                                                     Unearned      Accumulated
                                                                                    management        other
                                                      Common          Retained       retention    comprehensive
                                                       stock          earnings         plan          income           Total
                                                   -------------   --------------   -----------   -------------  ---------------

Balances at December 31, 1996                   $     5,250,000       14,308,934            --          38,174       19,597,108

Comprehensive income:
  Net income                                                 --        3,733,267            --              --        3,733,267
  Changes in unrealized gain on securities
    available for sale, net of tax                           --               --            --         (23,350)         (23,350)
                                                                                                                  --------------

          Total comprehensive income                                                                                  3,709,917

Cash dividends ($1.00 per share)                             --       (1,575,000)           --              --       (1,575,000)
                                                   -------------   --------------   -----------   -------------  ---------------

Balances at December 31, 1997                         5,250,000       16,467,201            --          14,824       21,732,025

Repurchase of 15,000 shares at $35 per share           (525,000)              --            --              --         (525,000)
Issued 2,365 shares for management
  retention plan                                         82,775               --       (82,775)             --               --
Issued 400 shares for directors' compensation            14,000               --            --              --           14,000
Amortization of management retention plan                    --               --        16,555              --           16,555

Comprehensive income:
  Net income                                                 --        3,906,727            --              --        3,906,727
  Changes in unrealized gain on securities
    available for sale, net of tax                           --               --            --          (2,633)          (2,633)
                                                                                                                  -------------

          Total comprehensive income                                                                                   3,904,094

Cash dividends ($1.05 per share)                             --       (1,645,141)           --              --        (1,645,141)
                                                   -------------   --------------   -----------   -------------   --------------

Balances at December 31, 1998                         4,821,775       18,728,787       (66,220)          12,191       23,496,533

Issued 2,435 shares for management
  retention plan                                         97,400               --       (97,400)             --               --
Issued 3 shares for employee awards                         105               --            --              --              105
Amortization of management retention plan                    --               --        24,023              --           24,023

Comprehensive income:
  Net income                                                 --        3,715,318            --              --        3,715,318
  Changes in unrealized gain (loss) on securities
    available for sale, net of tax                           --               --            --         (203,585)       (203,585)
                                                                                                                 ---------------

          Total comprehensive income                                                                                  3,511,733


Cash dividends ($1.10 per share)                              --      (1,720,748)            --              --      (1,720,748)
                                                   -------------   --------------   -----------   -------------  ---------------

Balances at December 31, 1999                   $     4,919,280       20,723,357      (139,597)        (191,394)      25,311,646
                                                   =============   ==============   ===========   =============  ===============


See accompanying notes to consolidated financial statements.

                       FNBH BANCORP, INC. AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows

                  Years Ended December 31, 1999, 1998, and 1997

                                                                           1999                 1998                1997
                                                                     ---------------        --------------     --------------
Cash flows from operating activities:
   Net income                                                        $     3,715,318           3,906,727          3,733,267
   Adjustments to reconcile net income to net cash
     provided by operating activities:
        Provision for loan losses                                            840,000             640,000            486,375
        Depreciation and amortization                                        760,047             681,339            449,320
        Deferred Federal income tax benefit                                 (235,600)           (261,800)            (1,700)
        Net amortization on investment securities                             88,233              44,771             34,884
        Earned portion of management retention plan                           24,023              16,555                 --
        Loss on disposal of equipment                                         18,358              20,668                718
        Gain on sales of securities                                               --                  --             (1,306)
        Gain on sale of loans                                                (43,262)           (274,361)          (165,843)
        Proceeds from sale of loans                                       16,044,643          18,030,745          9,556,579
        Origination of loans held for sale                               (16,080,472)        (18,305,410)        (9,827,744)
        Provision for real estate losses                                     300,000             205,000                 --
        Increase in accrued interest income and other assets                (109,238)         (2,121,678)          (269,012)
        Increase (decrease) in accrued interest, taxes,
          and other liabilities                                              (30,241)           (236,154)           826,774
                                                                      --------------      --------------        -----------
             Net cash provided by operating activities                     5,291,809           2,346,402          4,822,312
                                                                      --------------      --------------        -----------

Cash flows from investing activities:
   Purchases of available-for-sale securities                            (17,157,030)        (16,067,003)        (3,006,406)
   Proceeds from sale of available-for-sale
     securities                                                                   --                  --          4,025,340
   Proceeds from maturities of available-for-sale
     securities                                                            3,000,000          10,000,000          5,000,000
   Repayments from mortgage-backed securities
     available for sale                                                           --                  --             11,727
   Purchases of held-to-maturity securities                               (2,919,503)         (3,865,946)        (5,631,408)
   Proceeds from maturities and calls of held-to-
     maturity securities                                                   4,268,000          14,490,000          2,820,000
   Repayments from mortgage-backed securities
     held to maturity                                                        460,169             472,876            243,671
   Net increase in loans                                                 (25,181,161)        (26,536,607)       (22,290,462)
   Capital expenditures                                                   (2,498,605)         (3,017,056)          (605,848)
                                                                      --------------      --------------     --------------
               Net cash used in investing activities                     (40,028,130)        (24,523,736)       (19,433,386)
                                                                      --------------      --------------     --------------

                       FNBH BANCORP, INC. AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows

                  Years Ended December 31, 1999, 1998, and 1997

                                                                     1999                1998                1997
                                                                 ------------        -------------       ------------
Cash flows from financing activities:
   Net increase in deposits                                      $ 29,633,689          37,257,573         21,355,422
   Dividends paid                                                  (1,720,748)         (1,645,141)        (1,575,000)
   Shares repurchased                                                      --            (525,000)                --
                                                                 ------------        ------------        -----------

        Net cash provided by financing activities                  27,912,941          35,087,432         19,780,422
                                                                 ------------        ------------        -----------
        Net increase (decrease) in cash and
         cash equivalents                                          (6,823,380)         12,910,098          5,169,348

Cash and cash equivalents at beginning of year                     31,238,662          18,738,564         13,569,216
                                                                 ------------        ------------        -----------

Cash and cash equivalents at end of year                         $ 24,415,282          31,648,662         18,738,564
                                                                 ============        ============        ===========
Supplemental disclosures:
   Interest paid                                                 $  7,904,981           7,397,252          6,195,714
   Federal income taxes paid                                        1,607,000           2,085,000          1,600,000

Supplemental schedule of noncash investing
  and financing activities:
   Loans transferred to other real estate                             900,000             335,713                 --
   Loans charged off                                                  485,657             301,674            499,084
                                                                 ============        ============        ===========

See accompanying notes to consolidated financial statements.

                       FNBH BANCORP, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       December 31, 1999, 1998, and 1997


(1)  Summary of Significant Accounting Policies

  (a)  Principles of Consolidation

     The consolidated financial statements include the accounts of FNBH Bancorp, Inc. and its wholly-owned subsidiaries, First National Bank in Howell and H.B. Realty Co. All significant intercompany balances and transactions have been eliminated.

     First National Bank in Howell ("Bank") is a full-service bank offering a wide range of commercial and personal banking services. These services include checking accounts, savings accounts, certificates of deposit, commercial loans, real estate loans, installment loans, collections, traveler's checks, night depository, safe deposit box, U.S. Savings Bonds, and trust services. The Bank serves primarily four communities--Howell, Brighton, Hartland, and Fowlerville--all of which are located in Livingston County, Michigan.

     H.B. Realty Co. was established on November 26, 1997 to purchase land for a future branch site of the Bank and to hold title to other Bank real estate when it is considered prudent to do so.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The accounting and reporting policies of FNBH Bancorp, Inc. and subsidiaries ("Corporation") conform to generally accepted accounting principles and to general practice within the banking industry. The following is a description of the more significant of these policies.

  (b) Investment and Mortgage-backed Securities

     Investment   securities  held  to  maturity  are  those   securities  which
     management has the ability and positive intent to hold to maturity. Investment securities held to maturity are stated at cost, adjusted for amortization of premium and accretion of discount.

     Investment securities that fail to meet the ability and-positive-intent criteria are accounted for as securities available for sale and stated at fair value, with unrealized gains and losses, net of income taxes, reported as a separate component of other comprehensive income until realized.

     Trading  account  securities  are  carried at market  value.  Realized  and
     unrealized   gains  or  losses  on  trading   securities  are  included  in
     non-interest income.

     Gains or losses on the sale of securities are computed based on the adjusted cost of the specific security.

                       FNBH BANCORP, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       December 31, 1999, 1998, and 1997


  (c) Loans

     Loans are stated at their principal amount outstanding, net of an allowance for loan losses. Interest on loans is accrued daily based on the outstanding principal balance. Loan origination fees and certain direct loan origination costs are deferred and recognized over the lives of the related loans as an adjustment of the yield. Mortgage loans held for sale are carried at the lower of cost or market, determined on a net aggregate basis. Market is determined on the basis of delivery prices in the secondary mortgage market. When loans are sold, gains and losses are recognized based on the specific identification method.

     The Bank originates mortgage loans for sale to the secondary market, and sells the loans with servicing retained.

     The total cost of mortgage loans originated with the intent to sell is allocated between the loan servicing right and the mortgage loan without servicing, based on their relative fair value at the date of origination. The capitalized cost of loan servicing rights is amortized in proportion to, and over the period of, estimated net future servicing revenue.

     Mortgage servicing rights are periodically evaluated for impairment. For purposes of measuring impairment, mortgage servicing rights are stratified based on predominant risk characteristics of the underlying serviced loans. These risk characteristics include loan type, term, year originated, and note rate. Impairment represents the excess of cost of an individual mortgage servicing rights stratum over its fair value and is recognized through a valuation allowance.

     Fair values for individual strata are based on quoted market prices for comparable transactions, if available, or estimated fair value. Estimates of fair value include assumptions about prepayment, default and interest rates, and other factors which are subject to change over time. Changes in these underlying assumptions could cause the fair value of mortgage servicing rights, and the related valuation allowance, to change significantly in the future.

  (d) Allowance for Loan Losses

     The allowance for loan losses is based on management's periodic evaluation of the loan portfolio and reflects an amount that, in management's opinion, is adequate to absorb losses in the existing portfolio. In evaluating the portfolio, management takes into consideration numerous factors, including current economic conditions, prior loan loss experience, the composition of the loan portfolio, and management's evaluation of the collectibility of specific loans. Although the Bank evaluates the adequacy of the allowance for loan losses based on information known to management at a given time, various regulatory agencies, as part of their normal examination process, may require future additions to the allowance for loan losses.

     Impaired loans have been identified in accordance with provisions of Statement of Financial Accounting Standards ("SFAS") No. 114. The Bank considers a loan to be impaired when it is probable that it will be unable to collect all or part of amounts due according to the contractual terms of the loan agreement. Impaired loans are measured based on the present value of expected cash flows discounted at the loan's effective interest rate or, as a practical expedient, at a loan's observable marke price, or the fair value of the collateral if the loan is collateral dependent.

                       FNBH BANCORP, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       December 31, 1999, 1998, and 1997



  (e) Nonperforming Assets

     The Bank  charges  off all or part of loans when  amounts  are deemed to be
     uncollectible,   although   collection  efforts  may  continue  and  future
     recoveries may occur.

     Nonperforming assets are comprised of loans for which the accrual of interest has been discontinued, loans for which the terms have been renegotiated to less than market rates due to a serious weakening of the borrower's financial condition, loans 90 days past due and still accruing, and other real estate, which has been acquired primarily through foreclosure and is awaiting disposition.

     Loans are generally placed on a nonaccrual basis when principal or interest is past due 90 days or more and when, in the opinion of management, full collection of principal and interest is unlikely. At the time a loan is placed on nonaccrual status, interest previously accrued but not yet collected is charged against current income. Income on such loans is then recognized only to the extent that cash is received and where future collection of principal is probable.

     Interest income on impaired loans is accrued based on the principal amounts outstanding. The accrual of interest is discontinued when an impaired loan becomes 90 days past due. The Bank utilized the "fair value of collateral" method to measure impairment, as virtually all of the loans considered to be impaired are commercial mortgage loans.

  (f) Real Estate

     Other real estate owned at the time of foreclosure is recorded at the lower of the Bank's cost of acquisition or the asset's fair market value, net of disposal cost, which becomes the property's new basis. Any write-downs at date of acquisition are charged to the allowance for loan losses. Expenses incurred in maintaining assets and subsequent write-downs to reflect declines in value are charged to other expense.

     Real estate held for sale is recorded at the lower of carrying amount or estimated fair value less estimated disposal costs. Subsequent adjustments to estimated fair value and/or disposal costs are recorded as a component of non-interest expense.

  (g) Bank Premises and Equipment

     Bank  premises  and  equipment  are  stated  at  cost,   less   accumulated
     depreciation and amortization. Depreciation and amortization, computed on the straight-line method, are charged to operations over the estimated useful lives of the assets.

  (h) Federal Income Taxes

     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                       FNBH BANCORP, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       December 31, 1999, 1998, and 1997


   (i) Statements of Cash Flows

     For purposes of reporting cash flows, cash equivalents include amounts due from banks and federal funds sold and other short term investments.

   (j) Comprehensive Income

     The Bank adopted the provisions of SFAS No. 130, Reporting Comprehensive Income, as of January 1, 1998. SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components (such as changes in unrealized gains and losses on securities available for sale) in a financial statement that is displayed with the same prominence as other financial statements. In accordance with the adoption of SFAS No. 130, the Bank now reports comprehensive income within the statement of stockholders' equity. Comprehensive income includes net income and any changes in equity from non-owner sources that bypass the income statement. The purpose of reporting comprehensive income is to report a measure of all changes in equity of an enterprise that result from recognized transactions and other economic events of the period other than transactions with owners in their capacity as owners. Prior year financial statements have been reclassified to conform to the requirements of SFAS No. 130.

   (k) Stock Split

     On January 16, 1997, the board of directors declared a 3-for-1 stock split, payable as a dividend of two shares for each one share of company stock held by stockholders of record as of January 16, 1997. All references in the consolidated financial statements and notes thereto to numbers of shares, per-share amounts, and market prices of the Company's common stock have been restated giving retroactive recognition to the stock split.

   (l) Earning Per Share

     Earnings per share of common stock are based on the weighted average number of common shares outstanding during the year.

   (m) Reclassification

     Certain reclassifications have been made to conform with the current year presentation.

                       FNBH BANCORP, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       December 31, 1999, 1998, and 1997


   (2) Investment and Mortgage-backed Securities

     A summary of the amortized cost and approximate fair value of investment securities at December 31, 1999 follows:

                                                            Held to maturity                           Available for sale
                                                       -----------------------------------     --------------------------------
                                                        Amortized          Approximate           Amortized         Approximate
                                                          cost               fair value            cost             fair value
                                                       --------------      ---------------     -------------       ------------
U.S. Treasury and agency securities                      $      --                  --            32,011,148           31,721,254
Obligations of states and political subdivisions        17,709,401          17,650,000                    --                   --
Federal Reserve Bank Stock                                      --                  --                44,250               44,250
Federal Home Loan Bank Stock                                    --                  --               788,500              788,500
                                                       -----------         -----------         -------------       --------------
                                                        17,709,401          17,650,000            32,843,898           32,554,004

Mortgage-backed securities                                 334,451             330,000                    --                   --
                                                       -----------         -----------         -------------       --------------
                                                       $18,043,852          17,980,000            32,843,898           32,554,004
                                                       ===========         ===========         =============       ==============

     A summary of unrealized gains and losses on investment securities at December 31, 1999 follows:

                                                           Held to maturity                           Available for sale
                                                  -----------------------------------          -------------------------------
                                                     Gross                Gross                 Gross                Gross
                                                    unrealized           unrealized            unrealized           unrealized
                                                     gains                losses                gains                losses
                                                  -----------------------------------          -------------------------------
U.S. Treasury and agency securities                 $     --                   --                    147              290,041
Obligations of states and political subdivisions     168,724              228,125                     --                   --
Mortgage-backed securities                                --                4,451                     --                   --
                                                  ----------          -----------              ---------           ----------
                                                  $  168,724              232,576                    147              290,041
                                                  ==========          ===========              =========           ==========

                       FNBH BANCORP, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       December 31, 1999, 1998, and 1997

The amortized cost and approximate fair value of investment securities at December 31, 1999, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                  Held to maturity                                     Available for sale
                                      ------------------------------------------          -----------------------------------------
                                        Amortized                 Approximate                Amortized                Approximate
                                          cost                     fair value                  cost                   fair value
                                      ----------------           ---------------          ---------------          ----------------
Due in one year or less               $        606,283                   609,000               24,037,298               23,879,889
Due after one year
 through five years                          6,350,298                 6,466,000                7,973,851                7,841,365
Due after five years
 through ten years                          10,752,820                10,575,000                       --                       --
                                      ----------------           ---------------          ---------------          ---------------
                                            17,709,401                17,650,000               32,011,149               31,721,254
Federal Reserve Bank
 stock                                              --                        --                   44,250                   44,250

Federal Home Loan
 Bank stock                                         --                        --                  788,500                  788,500

Mortgage-backed
 securities (principally
 short-term)                                   334,451                   330,000                       --                       --
                                      ----------------           ---------------          ---------------          ---------------
                                       $    18,043,852                17,980,000               32,843,899               32,554,004
                                      ================           ===============          ===============          ===============

The amortized cost and approximate fair value of investment securities of states (including all their political subdivisions) that individually exceeded 10% of stockholders' equity at December 31, 1999 and 1998 are as follows:

                                                      1999                                             1998
                                   ---------------------------------------------     ---------------------------------------
                                       Amortized                   Approximate          Amortized            Approximate
                                         cost                       fair value            cost                fair value
                                   ----------------              ---------------     ----------------     ------------------
State of Michigan                  $     10,652,008                   10,620,000            9,753,080             10,094,000
                                   ----------------              ---------------     ----------------     ------------------

Investment securities, with an amortized cost of approximately $1,800,000 at December 31, 1999 and $500,000 at December 31, 1998, were pledged to secure public deposits and for other purposes as required or permitted by law.

Additionally, the Bank has a blanket collateral agreement with the Federal Home Loan Bank of Indianapolis (FHLB) pledging the remaining Treasury and agency securities owned by the Bank. As of December 31, 1999, the Bank had no borrowings from the FHLB.

                       FNBH BANCORP, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       December 31, 1999, 1998, and 1997


A summary of the amortized cost and approximate fair value of investment securities at December 31, 1998 follows:

                                              Held to maturity                          Available for sale
                                   ------------------------------------    ------------------------------------
                                      Amortized           Approximate        Amortized            Approximate
                                         cost              fair value           cost              fair value
                                   --------------      ----------------    --------------      ----------------
U.S. Treasury and
 agency securities                    $ 1,999,129          2,003,000           19,055,396          19,073,886
Obligations of states
 and political
 subdivisions                          16,279,104         17,063,000                   --                  --
Federal Reserve
 Bank Stock                                    --                 --               44,250              44,250
Federal Home Loan
 Bank Stock                                    --                 --              647,800             647,800
                                   --------------      -------------       --------------      --------------
                                       18,278,233         19,066,000           19,747,446          19,765,936

Mortgage-backed
 securities                               601,940            602,000                   --                  --
                                   --------------      -------------       --------------      --------------
                                     $ 18,880,173         19,668,000           19,747,446          19,765,936
                                   ==============      =============       ==============      ==============

A summary of unrealized gains and losses on investment securities at December 31, 1998 follows:

                                                       Held to maturity                      Available for sale
                                                 --------------------------------    --------------------------------
                                                     Gross             Gross            Gross              Gross
                                                   unrealized        unrealized       unrealized         unrealized
                                                     gains             losses           gains             losses
                                                 -------------      -------------    -------------      -------------
U.S. Treasury and agency
 securities                                         $ 3,871               --              48,955          30,465
Obligations of states and
 political subdivisions                             786,742            2,846                  --              --
Mortgage-backed securities                               67                7                  --              --
                                                  ---------         --------         -----------        --------
                                                  $ 790,680            2,853              48,955          30,465
                                                  =========         ========         ===========        ========

The Bank recognized gross gains of $1,912 and gross losses of $606 in 1997 on the sale of investment securities available for sale. In 1999 and 1998, no investment securities available for sale were sold. Accordingly, no realized gains or losses were recorded.

Proceeds from sales of investment securities available for sale during the years ended December 31, 1999, 1998, and 1997 were $-0-, $-0-, and $4,025,000, respectively.

                       FNBH BANCORP, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       December 31, 1999, 1998, and 1997


   (3) Loans

     Loans on nonaccrual amounted to $173,000, $1,519,000, and $809,000 at December 31, 1999, 1998, and 1997, respectively. If these loans had continued to accrue interest in accordance with their original terms, approximately $21,000, $110,000, and $154,000 of interest income would have been realized in 1999, 1998, and 1997, respectively. The Bank had no troubled-debt restructured loans at December 31, 1999 and 1998.

     Details of past-due and nonperforming loans follow:

                                                90 days past due and
                                                   still accruing                           Nonaccrual
                                           -----------------------------        ----------------------------------
                                               1999             1998                1999                 1998
                                           -----------      ------------        --------------      --------------
Commercial and mortgage loans
 secured by real estate                    $        --            25,000                93,000            1,373,000
Consumer loans                                   3,000                --                40,000               83,000
Commercial and other loans                       1,000                --                40,000               63,000
                                           -----------      ------------       ---------------      ---------------
                                           $     4,000            25,000               173,000            1,519,000
                                           -----------      ------------       ---------------      ---------------

     Impaired loans totaled $3,400,000, $4,300,000, and $3,100,000 at December 31, 1999, 1998, and 1997, respectively. Specific reserves relating to these loans were $900,000, $500,000, and $366,000 at December 31, 1999, 1998, and
     1997, respectively. These reserves were calculated in accordance with SFAS No. 114. There were no loans considered impaired for which there was no related specific reserve.

     Cash receipts received and recognized as income on impaired loans approximated $313,000, $291,000, and $256,000 for the years ended December 31, 1999, 1998, and 1997, respectively. Average impaired loans for the years ended December 31, 1999, 1998, and 1999 were approximately $4,600,000, $3,800,000, and $3,500,000, respectively.

     Loans serviced for others were approximately $49,500,000, $44,300,000, and $38,300,000 at December 31, 1999, 1998, and 1997, respectively.

     The Bank capitalized $79,000, $115,000, and $67,000 in mortgage servicing rights and incurred approximately $52,000, $33,000, and $19,000 in related amortization expense during 1999, 1998, and 1997, respectively. At December 31, 1999 and 1998, these mortgage servicing rights had a book value of $212,000 and $185,000 and fair value of approximately $380,000 and $300,000, respectively. Mortgage loans with mortgage servicing rights capitalized totaled approximately $33,000,000 at December 31, 1999 an $26,000,000 at December 31, 1998. No valuation allowance for capitalized mortgage servicing rights was considered necessary as of December 31, 1999 and 1998.

     Included in real estate loans at December 31, 1999 and 1998 were approximately $-0- and $434,000, respectively, of fixed-rate mortgage loans held for sale.

     The Bank's primary market area is considered to be Livingston County, Michigan. The Bank is not dependent upon any single industry or business for its banking opportunities.

                       FNBH BANCORP, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       December 31, 1999, 1998, and 1997


     Certain  directors  and  executive  officers,   including  their  immediate
     families and companies in which they are principal owners, were loan customers of the Bank during 1999 and 1998. Such loans were made in the ordinary course of business in accordance with the Bank's normal lending policies, including the interest rate charged and collateralization, and do not represent more than a normal credit risk.

     Loans to related parties are summarized below for the periods indicated:

                                                                                    1999                  1998
                                                                                -------------        --------------
     Balance at beginning of year                                               $      714,000             704,000

     New loans                                                                         235,000             217,000
     Loan repayments                                                                  (151,000)           (207,000)
                                                                                --------------        ------------

          Balance at end of year                                                     $ 798,000             714,000
                                                                                ==============        ============

   (4) Allowance for Loan Losses

     The following represents a summary of the activity in the allowance for loan losses for the years ended December 31, 1999, 1998, and 1997:

                                                                 1999                1998                1997
                                                            --------------      --------------      -------------
    Balance at beginning of year                            $    3,958,008           3,423,847          3,335,044

    Provision charged to operations                                840,000             640,000            486,375
    Loans charged off                                             (485,657)           (301,674)          (499,084)
    Recoveries of loans charged off                                170,932             195,835            101,512
                                                            --------------      --------------      -------------
        Balance at end of year                                 $ 4,483,283           3,958,008          3,423,847
                                                            ==============      ==============      =============

   (5) Bank Premises and Equipment

     A  summary  of  bank  premises  and  equipment,   and  related  accumulated
     depreciation and amortization at December 31, 1999 and 1998 follows:

                                                                                    1999                      1998
                                                                                --------------           -------------
    Land and land improvements                                                  $    2,368,791               2,116,070
    Bank premises                                                                    6,523,383               4,928,872
    Furniture and equipment                                                          4,718,009               4,328,827
                                                                                --------------           -------------
                                                                                    13,610,183              11,373,769

    Less accumulated depreciation and amortization                                  (4,600,522)             (4,084,308)
                                                                                --------------           -------------
                                                                                $    9,009,661               7,289,461
                                                                                ==============           =============

                       FNBH BANCORP, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       December 31, 1999, 1998, and 1997


   (6) Land Held for Sale

     In 1997, the Bank purchased an option for $900,000, and in 1998 exercised that option for approximately $3,000,000 for a tract of land. Subsequent improvements to the land were made amounting to approximately $200,000.

     During 1998, the Bank allocated approximately $800,000 of the carrying value of the property to land for a branch site. The remaining property is held for sale.

     The Bank also reduced the carrying cost of the land held for sale by approximately $300,000 and $200,000 during 1999 and 1998, respectively, to provide for estimated disposal costs and/or declined estimated market value. These charges are included as a component of non-interest expense.

   (7) Time Certificates of Deposit

     At December 31, 1999, the scheduled maturities of time deposits with a remaining term of more than one year were:

         Year of maturity:
               2001                                                          $   24,523,000
               2002                                                               3,103,000
               2003                                                                 987,000
               2004                                                               1,113,000
               2005                                                                   9,000
                                                                             --------------
                                                                             $   29,735,000
                                                                             ==============

     Included in time deposits are certificates of deposit in amounts of $100,000 or more. These certificates and their remaining maturities at December 31, 1999, 1998, and 1997 are as follows:

                                                             1999                   1998                   1997
                                                       ---------------          -------------       ----------------
    Three months or less                               $    5,436,960               3,692,410              2,851,788
    Three through six months                                5,190,724               7,529,933              4,683,524
    Six through twelve months                               6,731,297               6,610,965              6,077,151
    Over twelve months                                      5,073,865                 248,332              1,305,782
                                                       --------------           -------------       ----------------

                                                       $   22,432,846              18,081,640             14,918,245
                                                       ==============           =============       ================

     Interest   expense   attributable   to  the  above  deposits   amounted  to
     approximately  $1,167,000,  $968,000, and $716,000 in 1999, 1998, and 1997,
     respectively.

                       FNBH BANCORP, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       December 31, 1999, 1998, and 1997

   (8) Federal Income Taxes

     Federal income tax expense (benefit) consists of:

                                                                 1999                 1998                1997
                                                           --------------       ---------------     ---------------
     Current                                                $   1,782,600            1,941,300           1,622,200
     Deferred                                                    (235,600)            (261,800)             (1,700)
                                                            -------------       --------------      --------------

                                                            $   1,547,000            1,679,500           1,620,500
                                                            =============       ==============      ==============

     Federal income tax expense differed from the amounts computed by applying the U.S. Federal income tax rate of 34% to pretax income as a result of the following:

                                                                1999                 1998               1997
                                                            -------------       -------------       -------------
Computed "expected" tax expense                             $   1,789,200           1,899,300           1,820,300
Increase (reduction) in tax resulting from:
   Tax-exempt interest and dividends, net                        (294,600)           (247,800)           (221,800)
   Other, net                                                      52,400              28,000              22,000
                                                            -------------       -------------       -------------

                                                            $   1,547,000           1,679,500           1,620,500
                                                            =============       =============       =============

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1999 and 1998 are presented below:

                                                                                    1999                     1998
                                                                                -------------            ------------
    Deferred tax assets:
       Allowance for loan losses                                                $   1,389,500               1,210,900
       Deferred loan fees                                                              28,000                  43,300
       Unrealized loss on securities available for sale                                98,500                      --
       Other                                                                          346,300                 233,600
                                                                                -------------            ------------

                   Total gross deferred tax assets                                  1,862,300               1,487,800

    Deferred tax liabilities:
       Unrealized gain on securities available for sale                                    --                  (6,300)
       Other                                                                         (147,800)               (107,400)

                  Total gross deferred tax liabilities                               (147,800)               (113,700)
                                                                                -------------            ------------

                  Net deferred tax asset                                        $   1,714,500               1,374,100
                                                                                =============            ============

     The deferred tax assets are subject to certain asset realization tests. Management believes no valuation allowance is required at December 31, 1999 and 1998, due to the combination of potential recovery of tax previously paid and the reversal of certain deductible temporary differences.

                       FNBH BANCORP, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       December 31, 1999, 1998, and 1997



   (9) Leases

     The Bank has several noncancelable operating leases that provide for renewal options.

     Future minimum lease payments under noncancelable leases as of December 31, 1999 are as follows:

             Year ending
             December 31
                 2000                                                 $      38,000
                 2001                                                        38,000
                 2002                                                        39,250
                 2003                                                        43,000
                 2004                                                        43,000
       Later years through 2008                                             118,250
                                                                      -------------
                                                                      $     319,500
                                                                      =============

     Rental  expense  charged to operations in 1999,  1998, and 1997 amounted to
     approximately  $42,000,  $41,000,  and  $41,000,  respectively,   including
     amounts paid under short-term, cancelable leases.

   (10) Pension Plan

     The Bank sponsors a defined contribution money purchase thrift plan covering all employees 21 years of age or older who have completed one year of service as defined in the plan agreement. Contributions are equal to 5% of total employee earnings plus 50% of employee contributions (limited to 10% of their earnings), or the maximum amount permitted by the Internal Revenue Code. The pension plan expense of the Bank for 1999, 1998, and 1997 was approximately $236,000, $222,000, and $204,000, respectively.

   (11) Management Retention Plan

     Restricted stock was awarded to key employees beginning in 1998, providing for the immediate award of the Bank's stock subject to a vesting period which takes place over 5 years. The awards are recorded at fair market value and amortized into salaries expense over the vesting period. The amount of compensation costs related to restricted stock awards included in salary expense in 1999 and 1998 amounted to $24,023 and $16,555, respectively.

   (12) Financial Instruments with Off-balance Sheet Risk

     The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments are loan commitments to extend credit and letters of credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amounts recognized in the consolidated balance sheets.

                       FNBH BANCORP, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       December 31, 1999, 1998, and 1997


     The Bank's exposure to credit loss in the event of the nonperformance by the other party to the financial instruments for loan commitments to extend credit and letters of credit is represented by the contractual amounts of these instruments. The Bank uses the same credit policies in making credit commitments as it does for on-balance sheet loans.

     Financial instruments whose contract amounts represent credit risk at December 31, 1999 and 1998 are as follows:

                                                                      1999               1998
                                                                 -------------       -------------
    Fixed rate                                                   $   3,700,000           8,600,000
    Variable rate                                                   36,300,000          39,300,000
                                                                 -------------       -------------

             Total credit commitments                            $  40,000,000          47,900,000

    Letters of credit                                            $   1,048,000             736,000
                                                                 =============       =============

     Loan commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies, but may include accounts receivable; inventory; property, plant, and equipment; residential real estate; and income-producing commercial properties. Market risk may arise if interest rates move adversely subsequent to the extension of commitments.

     Letters of credit written are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. All letters of credit are short-term guarantees of one year or less. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. The Bank primarily holds real estate as collateral supporting those commitments for which collateral is deemed necessary. The extent of collateral held on those commitment at December 31, 1999 and 1998 is in excess of the committed amount.

   (13) Capital

     The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitativ measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital classification is also subject to qualitative judgments by regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and Tier 1 capital (as defined) to average assets (as defined).

                                      -34

                       FNBH BANCORP, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       December 31, 1999, 1998, and 1997



     The most recent notification from the Office of the Comptroller of the Currency categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

     The Bank's actual capital amounts and ratios are also presented in the following table as of December 31, 1999 and 1998:

                                                                                                             To be well
                                                                                                          capitalized under
                                                                            For capital                   prompt corrective
                                        Actual                            adequacy purposes               action provisions
                                        Amount          Ratio           Amount         Ratio           Amount            Ratio
                                      -----------      --------       ----------      --------      ------------        -------
As of December 31, 1998:
   Total capital
     (to Risk Weighted Assets)          21,227,000       11.42%       14,871,920         >=8%        18,589,900          >=10%

   Tier 1 Capital
     (to Risk Weighted Assets)          18,903,000       10.17%        7,435,960         >=4%         9,294,950           >=6%



   Tier 1 Capital
     (to Average Assets)                18,903,000        7.47%        9,530,200         >=4%        11,912,800           >=5v

As of December 31, 1999:
   Total Capital
     (to Risk Weighted Assets)          24,811,000       11.15%       17,794,900         >=8%        22,243,500          >=10%

   Tier 1 Capital
     (to Risk Weighted Assets)          22,031,000        9.90%        8,897,400         >=4%        11,121,750           >=6%

   Tier 1 Capital
     (to Average Assets)                22,031,000        7.74%       11,029,000         >=4%        13,786,200           >=5%
                                      ============       ======      ===========        =====       ===========         ======

                       FNBH BANCORP, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       December 31, 1999, 1998, and 1997



   (14) Net Income Per Common Share

     SFAS No. 128, Earnings per Share, was adopted in 1997. The Statement simplifies the standards for computing earnings per share. Basic net income per common share is computed by dividing net income applicable to common stock by the weighted average number of shares of common stock outstanding during the period. Diluted net income per common share is computed by dividing net income applicable to common stock by the weighted average number of shares, and potential common stock such as stock options outstanding during the period, of which there were none.

                                                                              Year ended December 31
                                                                  1999                  1998                   1999
                                                            ---------------        ---------------      -----------------
Basic -
      average shares outstanding                            $     1,563,996              1,570,537             1,575,000
                                                            ===============        ===============       ===============

Net income                                                  $     3,715,318              3,906,727             3,733,267
                                                            ===============        ===============       ===============

Net income applicable to common stock                       $     3,715,318              3,906,727             3,733,267
                                                            ===============        ===============       ===============

Basic net income per share                                  $          2.38                   2.49                  2.37
                                                            ===============        ===============       ===============

   (15) Contingent Liabilities

     The Bank is subject to various claims and legal proceedings arising out of the normal course of business, none of which, in the opinion of management, based on the advice of legal counsel, is expected to have a material effect on the Bank's financial position or results of operations.

   (16) Fair Value of Financial Instruments

     SFAS No. 107, Disclosures About Fair Value of Financial Instruments, requires disclosure of fair-value information about financial instruments for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair- value estimates cannot be substantiated by comparison to independent markets and, in many cases, cannot be realized in immediate settlement of the instrument.

     Fair-value methods and assumptions for the Bank's financial instruments are as follows:

     Cash  and  Cash   Equivalents  -  The  carrying  amounts  reported  in  the
     consolidated   balance  sheet  for  cash,  federal  funds,  and  short-term investments sold reasonably approximate those assets' fair values.

     Investment and Mortgage-backed Securities - Fair values for investment and mortgage-backed securities are based on quoted market prices. The carrying amount of accrued interest receivable approximates their fair values.

                       FNBH BANCORP, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       December 31, 1999, 1998, and 1997



     Loans - For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are generally based on carrying values. The fair value of loans is estimated by discounting future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

     Accrued Interest Income - The carrying amount of accrued interest income is a reasonable estimate of fair value.

     Deposit Liabilities - The fair value of deposits with no stated maturity, such as demand deposit, savings, NOW, and money market accounts, is equal to the amount payable on demand. The fair value of certificates of deposit is estimated using rates currently offered for deposits with similar remaining maturities.

     Accrued Interest Payable - The carrying amount of accrued interest payable is a reasonable estimate of fair value.

     Off-balance Sheet Instruments - The fair value of commitments to extend credit is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of commitments to extend credit, including letters of credit, approximates book value of $450,000 and $490,000 at December 31, 1999 and 1998,
     respectively.

     The estimated fair values of the Bank's financial instruments are as follows:

                                                        1999                                        1998
                                      --------------------------------------         --------------------------------------
                                        Carrying                   Fair                 Carrying                  Fair
          Financial Assets                value                    value                  value                   value
                                      --------------           -------------          -------------           -------------
Cash and cash equivalents             $   24,414,000              24,414,000             31,239,000              31,239,000
Investment and mortgage-
   backed securities                      50,598,000              50,534,000             38,646,000              39,434,000
Loans, net                               205,468,000             203,100,000            181,060,000             187,500,000

          Financial Liabilities

Deposits:
   Demand                                 47,981,000              48,000,000             47,402,000              47,400,000
   NOW                                    34,646,000              34,600,000             29,087,000              29,100,000
   Savings and money
     market accounts                      89,863,000              89,900,000             75,129,000              75,100,000
   Time                                   96,701,000              97,000,000             87,939,000              89,300,000

   Accrued interest
    income                                 1,841,000               1,800,000              1,645,000               1,600,000
   Accrued interest
    payable                                  628,000                 600,000                553,000                 600,000
                                      ==============           =============           ============           =============

                       FNBH BANCORP, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       December 31, 1999, 1998, and 1997


          Limitations

     Fair-value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discounts that could result from offering for sale at one time the Corporation's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Corporation's financial instruments, fair-value estimates are based on judgments regarding future loss experience current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment, and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

   (17) Dividend Restrictions

     On a parent company-only basis, the Corporation's only source of funds is dividends paid by the Bank. The ability of the Bank to pay dividends is subject to limitations under various laws and regulations, and to prudent and sound banking principles. The Bank may declare a dividend without the approval of the Office of Comptroller of the Currency ("OCC"), unless the total dividend in a calendar year exceeds the total of its net profits for the year combined with its retained profits of the two preceding years. Under these provisions, approximately $2,500,000 was available for dividends on December 31, 1999 without the approval of the OCC.

   (18) Condensed Financial Information - Parent Company Only

     The condensed balance sheets at December 31, 1999 and 1998, and the statements of income and cash flows for the years ended December 31, 1999, 1998, and 1997, of FNBH Bancorp, Inc. follow:

                            Condensed Balance Sheets


                                                                                 1999                        1998
                                                                           -----------------           ---------------
Assets:
    Cash                                                                   $          18,784                    45,726
    Investment in subsidiaries:
       First National Bank in Howell                                              21,839,986                18,759,233
       H.B. Realty Co.                                                             3,399,472                 4,652,015
       Other assets                                                                   59,654                    39,557
                                                                           -----------------           ---------------
                                                                           $      25,317,896                23,496,531
                                                                           -----------------           ---------------
Liabilities and stock equity:
    Other liabilities                                                      $           6,250                        --
    Stockholder's equity                                                          25,311,646                23,496,531
                                                                           -----------------           ---------------
                  Total liabilities and stock equity                       $      25,317,896                23,496,531
                                                                           =================           ===============

                       FNBH BANCORP, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       December 31, 1999, 1998, and 1997


                         Condensed Statements of Income


                                                                            Year ended December 31,
                                                        ----------------------------------------------------------
                                                            1999                     1998                 1997
                                                        --------------          --------------      --------------
Operating income - dividends from
     subsidiaries                                      $     1,720,748               6,872,496          2,554,996
                                                       ---------------          --------------      -------------

          Total operating income                             1,720,478               6,872,496          2,554,996
                                                       ---------------          --------------      -------------
Operating expenses - administrative and
     other expenses                                             37,223                  40,683             39,418
                                                       ---------------          --------------      -------------

          Total operating expenses                              37,223                  40,683             39,418
                                                       ---------------          --------------      -------------

Income before equity in undistributed
     net income of subsidiaries                              1,683,525               6,831,813          2,515,578

Equity in undistributed net income of
     subsidiaries                                            2,031,793              (2,925,086)         1,217,689
                                                       ---------------          --------------      -------------

          Net income                                   $     3,715,318               3,906,727          3,733,267
                                                       ===============          ==============      =============

                       FNBH BANCORP, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       December 31, 1999, 1998, and 1997


                       Condensed Statements of Cash Flows

                                                                          Year ended December 31,
                                                       ------------------------------------------------------------
                                                            1999                   1998                   1997
                                                       ---------------      ----------------        ---------------
Net income                                             $     3,715,318             3,906,727              3,733,267
Adjustments to reconcile net income to net
  cash from operating activities:
     Increase in other assets                                  (20,097)              (28,056)               (11,500)
     Increase in other liabilities                               6,250                    --                     --
     Equity in undistributed net income of
       subsidiaries                                         (2,031,793)            2,925,086             (1,217,689)
                                                       ----------------      ---------------        ----------------

           Total adjustments                                (2,045,640)            2,897,030             (1,229,189)
                                                       ----------------      ---------------        ----------------
           Net cash provided by
             operating activities                            1,669,678             6,803,757              2,504,078
                                                       ---------------       ---------------        ----------------
Cash flow from investing activities -
  investments in and advancements to
    subsidiary, net                                                 --           (4,678,372)               (940,721)
                                                       ---------------       --------------         ---------------
           Net cash used in investing
            activities                                              --           (4,678,372)               (940,721)
                                                       ---------------       ---------------        ----------------
Cash flow from financing activities:
   Dividends paid                                           (1,720,748)          (1,645,141)             (1,575,000)
   Common stock repurchased                                         --             (525,000)                     --
   Common stock issued                                          97,505               96,775                      --
   Change in management retention plan                         (73,377)             (66,220)                     --
                                                       ---------------       --------------         ---------------
            Net cash used in financing
             activities                                     (1,696,620)          (2,139,586)             (1,575,000)
                                                       ---------------       --------------         ---------------

            Net decrease in cash                               (26,942)             (14,201)                (11,643)

Cash at beginning of period                                     45,726               59,927                  71,570
                                                       ---------------       --------------         ---------------

Cash at end of period                                  $        18,784               45,726                  59,927
                                                       ===============       ==============         ===============

                       FNBH BANCORP, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       December 31, 1999, 1998, and 1997


   (19) Quarterly Financial Data - Unaudited

     The following table presents summarized quarterly data for each of the two years ended December 31:

                                                                       Quarters ended in 1999
                                          -----------------------------------------------------------------------------
                                              March 31            June 30            September 30           December 31
                                          --------------       -------------        --------------         -------------
     Selected operations data:
       Interest income                    $    5,086,427          5,132,300             5,631,057             5,747,512
       Net interest income                     3,148,976          3,180,674             3,664,933             3,635,827
       Provision for loan losses                 210,000            210,000               210,000               210,000
       Income before income taxes              1,144,177          1,166,272             1,561,401             1,390,468
       Net income                                827,177            822,372             1,092,101               973,668

       Basic net income per share                   0.53               0.53                  0.70                  0.62

       Cash dividends per share                     0.20               0.20                  0.20                  0.50
                                          ==============       ============          ============           ===========

                                                                   Quarters ended in 1998
                                          ------------------------------------------------------------------------
                                             March 31            June 30             September 30          December 31
                                          --------------       ------------          ------------          ------------
     Selected operations data:
       Interest income                    $    4,679,544          4,907,180             5,146,174             5,177,481
       Net interest income                     2,922,521          3,104,644             3,260,295             3,222,515
       Provision for loan losses                 150,000            150,000               170,000               170,000
       Income before income taxes              1,351,692          1,559,491             1,554,343             1,120,701
       Net income                                946,692          1,106,491             1,060,343               793,201

       Basic net income per share                   0.60               0.70                  0.68                  0.51
       Cash dividends per share                     0.18               0.18                  0.20                  0.49
                                          ==============       ============          ============           ===========

           Management's Discussion and Analysis of Financial Condition
                            and Results of Operations

     This discussion provides information about the consolidated financial condition and results of operations of FNBH Bancorp, Inc. ("Company") and its subsidiaries, First National Bank in Howell ("Bank") and HB Realty Co., and should be read in conjunction with the Consolidated Financial Statements.

FINANCIAL CONDITION

     During 1999 total assets increased 12% to $296,419,000. Investment securities increased $12 million (31%) while gross loans increased $25 million (13%). Deposits increased $29.6 million (12%) to $269,190,000. Stockholders' equity increased $1.8 million (8%) to $25,312,000.

Securities
     The securities portfolio is an important source of liquidity for the Bank to meet unusual deposit fluctuations. Management of the Bank makes investment decisions which will ensure the safety of funds entrusted to it by its depositors and shareholders. Approximately $32,000,000 of the securities portfolio is invested in US government and agency obligations. An additional $18,000,000 of the portfolio consists of tax exempt obligations of states and political subdivisions. The Company's current and projected tax position makes these investments advantageous to the Bank. The Bank's investment policy requires purchases of tax exempt issues to be of bonds with AA ratings or better if the maturity exceeds 4 years unless the bond is a local, nonrated issue. "Other" securities consist of equity holdings in the Federal Reserve Bank and the Federal Home Loan Bank.

     The following table shows the percentage makeup of the security portfolio as of December 31:

                                                                       1999         1998
U.S.Treasury & agency securities                                      62.7%        54.5%
Agency mortgage backed securities                                       .7%         1.6%
Tax exempt obligations of states and political subdivisions           35.0%        42.1%
Other                                                                  1.6%         1.8%
                                                                       ----         ----
  Total securities                                                   100.0%       100.0%

Loans
     The loan personnel of the Bank are committed to making quality loans that produce a good rate of return for the Bank and also serve the community by providing funds for home purchases, business purposes, and consumer needs. The overall loan portfolio grew $25,000,000 (13%) in 1999.

     As a full service lender, the Bank offers a variety of home mortgage loan products. The Bank makes fixed rate, long-term mortgages which conform to secondary market standards which it sells. This practice allows the Bank to meet the housing credit needs of its service area, while at the same time maintaining loan to deposit ratios and interest sensitivity and liquidity positions within Bank policy. The Bank retains servicing on sold mortgages thereby furthering the customer relationship and adding to servicing income. During 1999 the Bank sold $12,000,000 in residential mortgages.

     The Bank has also been able to service customers with loan needs which do not conform to secondary market requirements by offering variable rate products which are retained in the mortgage portfolio. While not meeting secondary market requirements, these nonconforming mortgages do meet bank loan guidelines and have a good payment record. During 1999 the Bank made approximately $5,000,000 in variable rate mortgage loans which it retained in the mortgage portfolio.

     During 1999, the Bank experienced a significant amount of loan demand. Growth in the county resulted in a need for financing commercial projects, some of which were for the construction of commercial buildings and some of which were for the development of residential subdivisions. Commercial loans ended the year at $163,469,000, a 19% increase for the year. Additionally, the Bank originated $4,000,000 in commercial loans which it sold in part or total to other banks due to legal lending limits Consumer loans increased $1,800,000, about 8%.

     The following table reflects the makeup of the commercial and consumer loans in the Consolidated Financial Statements. Included in the residential first mortgage totals below are the "real estate mortgage" loans listed in the Consolidated Financial Statements and other loans to customers who pledge their homes as collateral for their borrowings. In the majority of the loans to commercial customers, the Bank is relying on the borrower's cash flow to service the loans. However, these loans may be secured by personal or commercial real estate. A portion of the loans listed in residential first mortgages represent commercial loans where the borrower has pledged his/her residence as collateral. "Other" real estate loans include $87,000,000 in loans secured by commercial property with the remaining $3,000,000 secured by multi-family units. The most significant loan growth was in commercial loans secured by business property which increased $20,800,000, 30% over the prior year, and in commercial loans not secured by real estate which increased $12,800,000, a 49% increase.

     The following table shows the balance and percentage makeup of loans as of December 31:

                                                                         (Dollars in thousands)
                                                               1999                                  1998
                                                    Balances         Percentage            Balances         Percentage
Secured by real estate:
   Residential first mortgage                       $ 29,904           14.2%               $ 38,051           20.5%
   Residential home equity/other junior liens          7,822            3.7%                  9,106            4.9%
   Construction and land development                  23,375           11.1%                 23,048           12.4%
   Other                                              89,809           42.6%                 68,960           37.1%
Consumer                                              16,811            8.0%                 16,653            9.0%
Commercial                                            38,891           18.5%                 26,058           14.1%
Other                                                  4,043            1.9%                  3,770            2.0%
                                                      ------          ------               --------          ------
            Total Loans (Gross)                     $210,655          100.0%               $185,646          100.0%

     The Bank's loan personnel have endeavored to make high quality loans using well established policies and procedures and a thorough loan review process. Loans in excess of $400,000 are approved by a committee of the Board or the Board. The Bank has hired an independent person to review the quality of the loan portfolio on a regular basis. Loan quality is demonstrated by the ratios of nonperforming loans and assets as a percentage of the loan portfolio as illustrated in the table below for December 31:

                                                                                    (Dollars in thousands)
                                                                         1999             1998              1997
Nonperforming Loans: Nonaccrual loans                                   $ 173           $1,519            $  809
Loans past due 90 days and still accruing                                   4               25               249
                                                                            -               --               ---
   Total nonperforming loans                                              177            1,544             1,058
Other real estate                                                           0                0                 0
                                                                            -                -                 -
  Total nonperforming assets                                          $   177           $1,544            $1,058
                                                                      =======           ======            ======

Nonperforming loans as a percent of total loans                          .08%             .83%              .67%
Nonperforming assets as a percent of total loans                         .08%             .83%              .67%
Nonperforming loans as a percent of the loan loss
reserve                                                                    4%              39%               31%

     Nonperforming assets are comprised of loans for which the accrual of interest has been discontinued, accruing loans 90 days or more past due in payments, and other real estate which has been acquired primarily through foreclosure and is waiting disposition. Loans are generally placed on a nonaccrual basis when principal or interest is past due 90 days or more and when, in the opinion of management, full collection of principal and interest is unlikely.

     The $1,400,000 decrease in nonperforming loans is primarily due to the foreclosure and subsequent sale of property for an approximately $1,000,000 loan that was nonperforming in 1998.

     Impaired loans totaled $3,400,000 at December 31, 1999, compared to $4,300,000 at the prior year end. Included in impaired loans are nonperforming loans from the above table, except for homogenous residential mortgage and consumer loans, and an additional $3,380,000 of commercial loans separately identified as impaired. The decrease in impaired loans is primarily due to the decline in nonaccrual loans mentioned above.

     During 1999 the Bank charged off loans totaling $486,000 and recovered $171,000 for a net charge off amount of $315,000. In the previous year, the Bank had net charge offs totaling $106,000.

     The allowance for loan losses totaled $4,483,000 at year end which was 2.13% of total loans, the same percentage it was in 1998. Management considers this to be adequate to cover any anticipated losses. Management regularly evaluates the allowance for loan losses based on the composition of the loan portfolio, an evaluation of specific credits, historical loss experience, the level of nonperforming loans and loans that have been identified as impaired. Externally, the local economy and events o trends which might negatively impact the loan portfolio are also considered.

     The following table shows changes in the loan loss reserve for the years ended December 31:

                                                                                       (Dollars in thousands)
                                                                          1999                 1998                 1997
Balance at beginning of the year                                        $3,958               $3,424               $3,335
Additions (deduction):
   Loans charged off                                                      (486)                (302)                (499)
   Recoveries of loans previously charged off                              171                  196                  102
   Provision charged to operations                                         840                  640                  486
                                                                          ----                 ----                  ---
Balance at end of the year                                              $4,483               $3,958               $3,424

Allowance for loan losses to loans outstanding                           2.13%                2.13%                2.15%

Deposits

     Deposit balances of $269,190,000 at December 31, 1999 were nearly $30 million (12.4%) higher than the previous year end. Because year end deposit balances can fluctuate in unusual ways, it is more meaningful to analyze changes in average balances. Average deposits increased $37 million (17%) during 1999. Non-interest bearing demand deposits increased $5.3 million, about 12% on average. Average savings and NOW balances increased $19.7 million (21.5%) while average time deposits increased $11.7 million or about 14%.

     The following table sets forth average deposit balances for the years ended December 31:

                                                                     (Dollars in thousands)
                                                       1999                 1998                  1997
Non-interest bearing demand                         $ 48,914             $ 43,619              $ 34,707
Savings, NOW and money market                        111,141               91,463                79,104
Time deposits                                         92,802               81,118                71,093
                                                      ------             --------              --------
      Total average deposits                        $252,857             $216,200              $184,904

     The increase in savings deposits was primarily due to a $13.1 million increase in money market accounts. The growth in certificates was the result of maintaining competitive rates in the market and selectively offering special rates on particular time products.

     The majority of the Bank's deposits are from core customer sources-long term relationships with local personal, business, and public customers. In some financial institutions, the presence of interest bearing certificates greater than $100,000 indicates a reliance upon purchased funds. However, large certificates in the Bank's portfolio consist primarily of core deposits of local customers. The Bank does not support growth through purchased funds or brokered deposits. See Note 7 of the Consolidated Financial Statements for a maturity schedule of over $100,000 certificates.

Capital

     The Company's capital at year end totaled $25,312,000, a $1,800,000 (8%) increase over the prior year. Banking regulators have set forth various ratios of capital to assets to assess a financial institution's soundness. Tier 1 capital is equal to shareholders' equity while Tier 2 capital includes a portion of the allowance for loan losses. The regulatory agencies have set capital standards for "well capitalized" institutions. The leverage ratio, which divides Tier 1 capital by three months average assets, must be 5% for a well capitalized institution. The Bank's leverage ratio was 7.74% at year end 1999. Tier 1 risk-based capital, which includes some off balance sheet items in assets and weights assets by risk, must be 6% for a well capitalized institution. The Bank's was 9.90% at year end 1999. Total risk-based capital, which includes Tier 1 and Tier 2 capital, must be 10% for a well capitalized institution. The Bank's total risk based capital ratio was 11.15% at year end. The Bank's strong capital ratios put it in the best classification on which the FDIC bases its assessment charge.

     The following table lists various Bank capital ratios at December 31:

                                                    1999                 1998                 1997
Equity to asset ratio                              7.02%                7.14%                9.19%
Tier 1 leverage ratio                              7.74%                7.47%                9.50%
Tier 1 risk-based capital                          9.90%               10.17%               14.12%
Total risk-based capital                          11.15%               11.42%               15.37%

     The 1998 decline in the Bank's capital ratio was the result of dividends paid to the parent company to enable a subsidiary company to purchase land, some of which was intended for a branch site, the remainder to be sold. In 1999 a portion of the land was sold to the Bank for a branch site. The Bank's capital account was credited for the proceeds of the sale. As the remaining land is sold, the Bank's capital account will be recredited for the proceeds from the sale.

     The Company's ability to pay dividends is subject to various regulatory requirements. Management believes, however, that earnings will continue to generate adequate capital to continue the payment of dividends. In 1999 the Company paid dividends totaling $1,721,000, or 46% of earnings. Book value of the stock was $16.17 at year end.

     The Company maintains a five year plan which was the result of a formal strategic planning process. Management and the Board continue to monitor long term goals which include expanded services to achieve growth and retaining earnings to fund growth, while providing return to shareholders.

     In 1999, the Bank opened a new branch in the northwest part of Brighton. Adjoining the building site is vacant land, valued at approximately $2,800,000, which the company intends to sell. In the coming year, the Bank plans to focus on expanding service through technological delivery systems.

Liquidity and Funds Management

     Liquidity is monitored by the Bank's  Asset/Liability  Management Committee
(ALCO) which meets at least monthly. ALCO developed, and the Board of Directors approved, a liquidity policy which targets a minimum 15% liquidity ratio. The Bank's liquidity ratio averaged 19.6% in 1999.

     Deposits are the principal source of funds for the Bank. Management monitors rates at other financial institutions in the area to ascertain that its rates are competitive in the market. Management also attempts to offer a wide variety of products to meet the needs of its customers. The Company does not deal in brokered funds and the makeup of its over $100,000 certificates, which amounted to $22,400,000 at December 31, 1999 compared to $18,100,000 the prior year, consists of local depositors known to the Bank.

     It is the intention of the Bank's management to handle unexpected liquidity needs through its Federal Funds position. The goal is to maintain a daily Fed Funds balance sufficient to cover required cash draws. In addition, the Bank has a $16,000,000 line of credit available at the Federal Home Loan Bank of Indianapolis. The Bank has pledged certain mortgage loans and investment securities as collateral for the borrowing. In the event the Bank must borrow for an extended period, management may look to "available for sale" securities in the investment portfolio for liquidity.

     Throughout the past year, Fed Funds Sold balances have averaged approximately $10,400,000 compared to $8,600,000 the prior year. Management kept larger than normal balances in Fed Funds in 1999 in order to be ready for whatever demands there might be for Year 2000 issues. As it turned out, there was no unusual demand for cash.

     Periodically the Bank borrowed money through the Fed Funds market.

Quantitative and Qualitative Disclosures about Market Risk

     The Bank's Asset/Liability Management committee (ALCO) meets monthly to review the Bank's performance. The committee discusses the current economic outlook and its impact on the Bank and current interest rate forecasts. Actual results are compared to budget in terms of growth and income. A yield and cost analysis is done to monitor interest margin. Various ratios are discussed including capital ratios and liquidity. The quality of the loan portfolio is reviewed in light of the current allowance. The Bank's exposure to market risk is reviewed.

     Interest rate risk is the potential for economic losses due to future rate changes and can be reflected as a loss of future net interest income and/or a loss of current market values. The objective is to measure the effect on net interest income and to adjust the balance sheet to minimize the inherent risk while at the same time maximizing income. Tools used by management include the standard GAP report which lays out the repricing schedule for various asset and liability categories and an interest rate shock simulation report. The Bank has no market risk sensitive instruments held for trading purposes. The Bank does not enter into futures, forwards, swaps, or options to manage interest rate risk. However, the Bank is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers including commitments to extend credit and letters of credit. A commitment or letter of credit is not recorded as an asset until the instrument is exercised (see Note 12 of the Consolidated Financial Statements).

     The table below shows the scheduled maturity and repricing of the Bank's assets and liabilities as of December 31, 1999:

                                                   0-3           4-12         1-5              5+
                                                 Months         Months        Years           Years         Total
Assets:
   Loans, net                                    $63,711        $30,472       $106,833        $9,639       $210,655
   Securities                                      5,828         19,674         14,343        10,753         50,598
   Short term investments                         12,301                                                     12,301
   Other assets                                                                               22,865         22,865
                                                 -------        -------       --------        ------         ------
      Total assets                               $81,840        $50,146       $121,176       $43,257       $296,419

Liabilities & Shareholders' Equity:
   Demand, Savings & NOW                         $56,906        $16,717        $63,371       $35,495       $172,489
   Time                                           20,423         46,528         29,741             9         96,701
   Other liabilities and equity                                                               27,229         27,229
                                                 -------        -------        -------        ------         ------
      Total liabilities and equity               $77,329        $63,245        $93,112       $62,733       $296,419

Rate sensitivity gap and ratios:
   Gap for period                                 $4,511       $(13,099)       $28,064      $(19,476)
   Cumulative gap                                  4,511         (8,588)        19,476

Cumulative rate sensitive ratio                     1.06            .94           1.08          1.00
December 31, 1998 rate sensitive ratio              1.28            .92           1.08          1.00

                                                Total         Average Interest Rate       Estimated Fair Value
Assets:
   Loans,  net                                  $205,468             9.47%                     $203,100
   Securities                                     50,598             5.73%                       50,534
   Short term investments                         12,301             4.89%                       12,301

Liabilities:
   Savings, NOW, MMDA                           $124,509             2.69%                      124,500
   Time                                           96,701             5.36%                       97,000

     Estimated fair value for securities are based on quoted market prices. For variable rate loans that reprice frequently and with no significant change in credit risk, fair values are generally based on carrying values. The fair value of other loans is estimated by discounting future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. Because it has a one day maturity, the carrying value is used a fair value for fed funds sold. The fair value of deposits with no stated maturity, such as savings, NOW and money market accounts is equal to the amount payable on demand. The fair value of certificates of deposit is estimated using rates currently offered for deposits with similar remaining maturities.

     The entire balance of savings, NOW and MMDAs is not categorized as 0-3 months, although they are variable rate products. Some of these balances are core deposits which are not considered rate sensitive based on the Bank's historical experience.

     Given the liability sensitive position of the Bank at December 31, 1999, if interest rates increase 200 basis points and management did not respond, management estimates that pretax net interest income would decrease approximately $100,000 while a similar decrease in rates would cause pretax net interest income to increase by a like amount. See discussion under "Net Interest Income" below.

RESULTS OF OPERATIONS

     The Company recorded net income of $3,715,000 in 1999 compared to $3,907,000 in 1998. While net interest income climbed $1,120,000, costs associated with conversion to a new computer system and preparations for Y2K reduced net income. Also, dampening profits were the start-up costs of opening a new branch and the effect of the excess land acquired with that branch site. The Company's return on average assets (ROA) was 1.33% in 1999, a 30 basis point decline from the prior year. The return on average stockholders' equity (ROE) was 15.05%, down from the 17.83% reported in 1998.

     The following table contains key performance ratios for years ended December 31:

                                                           1999                1998               1997
Net income to:
   Average stockholders' equity                          15.05%              17.83%             17.84%
   Average assets                                         1.33%               1.63%              1.79%
Basic earnings per common share:                         $2.38               $2.49              $2.37

Net Interest Income

     Net interest income is the difference between interest earned on earning assets and interest paid on deposits. It is the major component of earnings for a financial institution. For analytical purposes, the interest earned on investments and loans is expressed on a fully taxable equivalent (FTE) basis. Tax-exempt interest is increased to an amount comparable to interest subject to federal income taxes in order to properly evaluate the effective yields earned on earning assets. The tax equivalent adjustment is based on a federal income tax rate of 34%.

     The following table shows the average balance and percentage earned or paid on key components of earning assets and paying liabilities for the year ended December 31:

                                             1999                      1998                      1997
                                             ----                      ----                      ----
                                      Average       Yield/       Average       Yield/        Average       Yield/
                                      Balance        Rate        Balance        Rate         Balance        Rate
Interest earning assets:
Short term investments                $  10,384     4.89%         $   8,630     5.20%         $   2,754    5.40%
Taxable securities                       30,051     5.08%            23,019     6.02%            31,873    5.98%
Tax-exempt securities                    16,896     6.90%            15,221     7.13%            13,262    7.36%
Loans                                   198,448     9.47%           175,873     9.85%           148,096    9.82%
                                        -------                     -------                     -------
   Total earning assets                $255,779     8.60%          $222,743     9.09%          $195,985    8.97%
Interest bearing funds:
Savings/NOW accounts                   $111,141     2.69%         $  91,552     3.03%         $  79,104    2.79%
Time deposits                            92,802     5.36%            81,119     5.69%            71,093    5.71%
Federal funds purchased                      98     5.40%               179     5.98%               610    5.77%
                                         ------                   ---------                  ----------
   Total interest bearing funds:       $204,041     3.90%          $172,850     4.28%          $150,807    4.18%

Interest spread                                     4.70%                       4.81%                      4.79%
Net interest margin                                 5.48%                       5.76%                      5.75%

     Tax equivalent interest income in each of the three years includes loan origination fees. A substantial portion of such fees is deferred for recognition in future periods or is considered in determining the gain or loss on the sale of real estate mortgage loans. Tax equivalent interest income includes net loan origination fees totaling $710,000 in 1999, $600,000 in 1998, and $380,000 in
1997.

     The following table sets forth the effects of volume and rate changes on net interest income on a taxable equivalent basis. All figures are stated in thousands of dollars.

                                              Year ended                              Year ended
                                        December 31, 1999 compared to            December 31, 1998 compared to
                                        Year ended December 31, 1998             Year ended December 31, 1997
                                        ----------------------------             ----------------------------
                                         Amount of Increase/(Decrease)           Amount of Increase/(Decrease)
                                              due to change in                        Due to change in
                                              ----------------                        ----------------
                                                                 Total                                      Total
                                                                Amount                                     Amount
                                                                  Of                                         Of
                                                  Average       Increase/                    Average      Increase/
                                    Volume          Rate       (Decrease)      Volume         Rate       (Decrease)
Interest Income:
Federal funds sold                  $      91     $   (33)      $      58     $     317      $     (17)     $    300
Securities:
Taxable                                   424        (284)            140          (529)            10          (519)
  Tax Exempt                              119         (39)             80           144            (35)          109
Loans                                   2,223        (750)          1,473         2,727             50         2,777

  Total interest income              $  2,857    $ (1,106)      $   1,751     $   2,659      $       8      $  2,667

Interest Expense:
Interest bearing deposits:
  Savings/NOW accounts               $    593    $   (374)      $     219    $      348       $    214      $    562
Time                                      665        (312)            353           573            (15)          558
Short-term borrowings                      (5)         (1)             (6)          (25)             1           (24)

   Total interest expense            $  1,253     $  (687)      $     566     $     896       $    200      $  1,096

Net interest income (FTE)            $  1,604     $  (419)      $   1,185      $  1,763       $   (192)     $  1,571

The change in interest due to changes in both balance and rate has been allocated to change due to balance and change due to rate in proportion to the relationship of the absolute dollar amounts of change in each.

     Tax equivalent net interest income increased $1,185,000 in 1999 over the prior year due to a $1,751,000 increase in interest income partially offset by approximately $566,000 increase in interest expense. The increase in income is attributable to an increase in average earning assets of $33,000,000 as the yield declined 49 basis points. Loan interest income was $1,473,000 higher in 1999 than the previous year. The increase was due to an increase of $22,600,000 in average balances partly offset by a 38 basis point decrease in rates. Loan growth was fueled by general growth in Livingston County which created a demand for consumer and commercial building projects. Income on taxable securities increased in 1999 due to a $7,000,000 increase in average balances. Interest rates decreased 94 basis points. Tax-exempt bonds earned $80,000 more in 1999 than the previous year. The average balance of these securities increased $1,700,000 while the rate declined 23 basis points. Interest income on short term investments increased $58,000 due to an increase in average balances of $1,754,000, partially offset by a decrease in rates of 42 basis points.

     Interest expense increased $566,000 in 1999 because average balances increased approximately $31,200,000 although interest rates decreased 38 basis points. The interest cost for savings and NOW accounts increased $219,000 because average savings and NOW balances increased $19,600,000 while interest rates declined 34 basis points. Interest on time deposits increased $353,000 because average time deposits increased $11,700,000 although interest rates declined 33 basis points. Money market account once again enjoyed growth as customers responded favorably to the tiered rate structure now being offered and rising interest rates. Growth in time deposits was encouraged by competitive pricing and periodically offering special rates on specific products.

     In the previous year, net interest income had increased nearly $1,571,000. The increase in net interest income was the result of an increase in interest income of $2,667,000, partially offset by an increase in interest expense of approximately $1,096,000. The increase in interest income in 1998 was the result of a $26,800,000 increase in earning assets and an increase in yields on earning assets of 12 basis points. The increase in interest expense was the result of average balances increasing $22,000,000 and interest rates increasing 10 basis points.

     In the coming year, management expects growth to continue in both loans and deposits. An economic decline could, however, adversely affect growth. The interest spread and interest margin will likely continue to decline due, in part, to the fact that the interest cost on deposits is expected to continue to rise as competition for deposits intensifies among the bank and non-bank players.

     The following table shows the composition of average earning assets and interest paying liabilities for the years ended December 31:

                                                               1999            1998            1997
As a percent of average earning assets:
   Loans                                                     77.59%          78.95%          75.56%
   Securities                                                18.35%          17.18%          23.03%
   Short term investments                                     4.06%           3.87%           1.41%
                                                              -----           -----           -----
      Average earning assets                                100.00%         100.00%         100.00%

   Savings and NOW                                           43.45%          41.10%          40.36%
   Time deposits                                             36.28%          36.42%          36.27%
   Short term borrowing                                        .04%            .08%            .31%
                                                              -----            ----           -----
      Average interest bearing liabilities                   79.77%          77.60%          76.94%

Earning asset ratio                                          91.61%          92.76%          94.14%
Free-funds ratio                                             20.23%          22.40%          23.06%

Provision for Loan Losses

     The provision for loan losses increased to $840,000 in 1999 compared to $640,000 in 1998. At year end the ratio of allowance for loan loss to loans was 2.13%, consistent with that of the 1998. Principally because of the 19% commercial loan growth, management increased the loan loss provision by $200,000 in 1999. Management analyzes the adequacy of the allowance quarterly taking into consideration the portfolio mix, historical loss experience, the level of nonperforming loans and loans that have been identified as impaired, as well as economic conditions within the Bank's market.

Non-interest Income

     Non-interest income, which includes service charges on deposit accounts, loan fees, other operating income, and gain(loss) on sale of assets and securities transactions, increased approximately $61,000 (3%) in 1999 compared to the previous year. Contributing to this increase was a $225,000 increase in charges for services and a $63,000 increase in trust fees collected. Both of these items increased due to growth, of the Bank and of the Trust Department. Partly offsetting the above mentioned increases, the gain on loan sales declined $231,000. This decrease was principally the result of reduced loan volume and rising mortgage rates. This reduced amount of gains is expected to continue into the year 2000.

Non-interest Expense

     Non-interest expense increased 16% in 1999. The most significant component of non-interest expense is salaries and benefits expense. In 1999 salaries and benefits expense increased 12% to $4,800,000, due to the combined effects of salary increases and staffing of a new branch. Occupancy expense increased $89,000 (15%) due to the new branch which was put in service in August. Other expense increased $698,000 (21%). The costs associated with conversion to a new computer system and preparations for Year 2000 reduced net income. Also, dampening profits were the start-up costs of opening the Challis Road branch and the effect of the excess land acquired with that branch site.

     Year 2000 issues were a major concern of the Bank's management in 1998 and 1999. A great deal of time and money was spent to replace equipment and programs that were suspect and to conduct exhaustive testing of systems. The Bank had no failure of equipment or programs at the turn of the millennium.

Federal Income Tax Expense

     Fluctuations in income taxes resulted primarily from changes in the level of profitability and in variations in the amount of tax-exempt income. Income tax expense decreased $133,000 to $1,547,000 (8%) in 1999. For further information see Note 8 "Federal Income Taxes" in the Company's Consolidated Financial Statements.

Prospective Accounting Changes

     In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS
133). SFAS 133 establishes accounting and reporting standards for derivative instruments and hedging activities. It requires recognition of all derivatives as either assets or liabilities in the statement of financial condition and measurement of those instruments at fair value. The accounting for gains and losses on derivatives depends on the intended use of the derivative. This Statement is effective for all fiscal quarters of fiscal years beginning after June 15, 1999, with earlier application encouraged. Retroactive application is not permitted. SFAS 133 is not expected to have a significant impact on the financial condition or operations of the Corporation.

     In June 1999, the FASB issued SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB No.
133. Statement 137 extends the effective date of SFAS 133 to fiscal years beginning after June 15, 2000.

                          STOCK AND EARNINGS HIGHLIGHTS

     There is no active market for the Company's Common Stock, and there is no published information with respect to its market price. There are occasional direct sales by shareholders of which the Company's management is generally aware. It is the understanding of the management of the Company that over the last two years, the Company's Common Stock has sold at a premium to book value. From January 1, 1998, through December 31, 1999, there were, so far as the Company's management knows, 369 sales of shares of the Company's Common Stock, involving a total of 115,338 shares. The price was reported to management in these transactions, however there may have been other transactions involving the company stock at prices not reported to management. During this period, the highest price known to be paid was $42.00 per share during the last two quarters of 1999, and the lowest price was $30.00 per share in the first quarter of 1998. To the knowledge of management, the last sale of Common Stock occurred on February 29, 2000.

     As of March 1, 2000, there were approximately 850 holders of record of the Company's Stock. The following table sets forth the range of high and low sales prices of the Company's Common Stock during 1998 and 1999, based on information made available to the Company, as well as per share cash dividends declared during those periods. Although management is not aware of any transactions at higher or lower prices, there may have been transactions at prices outside the ranges listed in the table.

     Sales price and dividend information for the years 1998 and 1999:

                                                Sales Prices                        Cash Dividends Declared
            1998                         High                     Low
First Quarter                           $30.00                   $30.00                       $0.18
Second Quarter                          $35.00                   $35.00                       $0.18
Third Quarter                           $35.00                   $35.00                       $0.20
Fourth Quarter                          $35.00                   $35.00                       $0.49(1)

            1999                         High                     Low
First Quarter                           $40.00                   $40.00                       $0.20
Second Quarter                          $40.00                   $40.00                       $0.20
Third Quarter                           $42.00                   $40.00                       $0.20
Fourth Quarter                          $42.00                   $42.00                       $0.50(2)

(1)  Includes a special dividend of $0.29 per share.
(2)  Includes a special dividend of $0.30 per share.

                             SUMMARY FINANCIAL DATA
                      (in thousands, except per share data)

                                               1999           1998            1997            1996            1995
Income Statement Data:
   Interest income                           $21,597        $19,910         $17,276         $15,717         $14,394
   Interest expense                            7,967          7,400           6,305           5,644           4,879
   Net interest income                        13,630         12,510          10,971          10,073           9,515

   Provision for loan losses                     840            640             486             448             448
   Non-interest income                         2,015          1,954           1,851           1,686           1,418
   Non-interest expense                        9,543          8,238           6,982           6,151           5,867
   Income before tax                           5,262          5,586           5,354           5,160           4,618
   Net income                                  3,715          3,907           3,733           3,574           3,200
Basic Per Share Data(1):
   Net income                                  $2.38          $2.49           $2.37           $2.27           $2.03
   Dividends paid                               1.10           1.05            1.00             .93             .68
   Weighted average shares
     outstanding                           1,563,996      1,570,537       1,575,000       1,575,000       1,575,000
Balance Sheet Data:
   Total assets                              296,419        264,894         226,314         202,009         182,958
   Loans, net                                209,952        185,018         158,397         136,067         127,463
   Allowance for loan losses                   4,483          3,958           3,424           3,335           3,097
   Deposits                                  269,190        239,557         202,299         180,944         163,875
   Shareholders' equity                       25,312         23,497          21,732          19,597          17,530
Ratios:
   Dividend payout ratio                      46.31%         42.11%          42.19%          41.13%          33.46%
   Equity to asset ratio                       8.84%          9.13%          10.05%           9.82%           9.61%

(1) Per share data for all years has been restated to give effect to the three-for-one stock split, payable as a dividend, paid in February 1997.

Board of Directors


W. Rickard Scofield, Chairman

Charles N. Holkins, Vice Chairman

Gary R. Boss

Donald K. Burkel

Harry E. Griffith

Dona Scott Laskey

James R. McAuliffe

Barbara Draper Martin

Randolph E. Rudisill

R. Michael Yost

Helen V. W. McGarry, Director Emeritus

Donald E. Monroe, Director Emeritus

Roy A. Westran, Director Emeritus

Officers


Barbara Draper Martin, President and Chief Executive Officer

Herbert W. Bursch, Senior Vice President, Retail Delivery Services

John D. Logan, Senior Vice President, Trust & Investments

Barbara J. Nelson, Senior Vice President and CFO

James Wibby, Senior Vice President, Senior Lender

Dennis P. Gehringer, Senior Vice President, Commercial Lender

Douglas A. Schyck, Senior Vice President, Commercial Lender

Jerry Armstrong, Vice President, Operations

John M. Hulyk, Vice President, Commercial Lender

Nancy Morgan, Vice President, Human Resources

Tomas E. Bell, Jr. , Assistant Vice President, Commercial Lender

David R. Pothier, Assistant Vice President, Commercial Lender

Patricia Griffith, Controller

Gabi Bresett, Branch Manager

Donna Gehringer, Branch Manager

Dawn Little, Branch Manager

Kay E. Pearce, Branch Manager

Lauri L. Trapp, Branch Manager

Diane Miller, Mortgage Officer

Carole Smoter, Loan Officer
                                      -55-